INVESTOR FINANCIAL SUPPLEMENT
September 30, 2021

Measures used in these financial statements and exhibits that are not based on generally accepted accounting principles ("non-GAAP") are denoted with an asterisk (*) the first time they appear in this document. These measures are defined within the Discussion of Non-GAAP and Other Financial Measures section and are reconciled to the most directly comparable generally accepted accounting principles ("GAAP") measure herein.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

As of October 27, 2021
Address:
One Hartford Plaza		A.M. Best	Standard & Poor’s	Moody’s
Hartford, CT 06155	Insurance Financial Strength Ratings:
	Hartford Fire Insurance Company	A+	A+	A1
	Hartford Life and Accident Insurance Company	A+	A+	A1
	Navigators Insurance Company	A+	A	NR

- Hartford Fire Insurance Company ratings are on stable outlook at A.M. Best, Moody’s, and Standard and Poor’s
- Hartford Life and Accident Insurance Company ratings are on stable outlook at A.M. Best, Moody’s, and Standard and Poor’s
Internet address:	- Navigators Insurance Company ratings are on stable outlook at A.M. Best and Standard and Poor's
http://www.thehartford.com	NR- Not Rated

Other Ratings:
Contact:	Senior debt	a-	BBB+	Baa1
Susan Spivak Bernstein	Junior subordinated debentures	bbb	BBB-	Baa2
Senior Vice President	Preferred stock	bbb	BBB-	Baa3
Investor Relations
Phone (860) 547-6233	- Hartford Financial Services Group, Inc. senior debt, junior subordinated debentures, and preferred stock are on stable outlook at A.M. Best, Standard and Poor’s, and Moody's.

TRANSFER AGENT
	Stockholder correspondence should be mailed to:	Overnight correspondence should be mailed to:
	Computershare	Computershare
	P.O. Box 505000	462 South 4th Street, Suite 1600
	Louisville, KY 40233	Louisville, KY 40202

Common stock and preferred stock of The Hartford Financial Services Group, Inc. are traded on the New York Stock Exchange under the symbols “HIG” and "HIG PR G", respectively.
This report is for information purposes only. It should be read in conjunction with documents filed by The Hartford Financial Services Group, Inc. with the U.S. Securities and Exchange
Commission, including, without limitation, the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
INVESTOR FINANCIAL SUPPLEMENT

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
CONSOLIDATED FINANCIAL RESULTS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
HIGHLIGHTS
Net income	$482	$905	$249	$537	$459	$468	$273	$1,636	$1,200
Net income available to common stockholders [1]	$476	$900	$244	$532	$453	$463	$268	$1,620	$1,184
Core earnings*	$442	$836	$203	$636	$527	$438	$485	$1,481	$1,450
Total revenues	$5,686	$5,589	$5,299	$5,328	$5,171	$5,068	$4,956	$16,574	$15,195
Total assets	$76,290	$74,732	$74,201	$74,111	$72,319	$70,990	$68,724
PER SHARE AND SHARES DATA
Basic earnings per common share
Net income available to common stockholders	$1.38	$2.54	$0.68	$1.48	$1.26	$1.29	$0.75	$4.60	$3.30
Core earnings*	$1.28	$2.36	$0.57	$1.77	$1.47	$1.22	$1.35	$4.20	$4.05
Diluted earnings per common share
Net income available to common stockholders	$1.36	$2.51	$0.67	$1.47	$1.26	$1.29	$0.74	$4.54	$3.29
Core earnings*	$1.26	$2.33	$0.56	$1.76	$1.46	$1.22	$1.34	$4.15	$4.02
Weighted average common shares outstanding (basic)	345.6	353.7	358.2	358.4	358.3	358.1	358.5	352.5	358.3
Dilutive effect of stock compensation	5.1	4.8	4.0	3.1	2.2	1.2	2.6	4.7	2.0
Weighted average common shares outstanding and dilutive potential common shares (diluted)	350.7	358.5	362.2	361.5	360.5	359.3	361.1	357.2	360.3
Common shares outstanding	341.8	349.0	357.5	358.5	358.2	358.1	357.9
Book value per common share	$51.28	$51.32	$48.58	$50.83	$48.77	$46.74	$41.72
Per common share impact of accumulated other comprehensive income [2]	(0.90)	(1.64)	(0.74)	(3.27)	(2.39)	(1.34)	2.68
Book value per common share (excluding AOCI)*	$50.38	$49.68	$47.84	$47.56	$46.38	$45.40	$44.40
Book value per diluted share	$50.53	$50.62	$48.04	$50.39	$48.47	$46.59	$41.42
Per diluted share impact of AOCI	(0.89)	(1.61)	(0.73)	(3.23)	(2.38)	(1.34)	2.65
Book value per diluted share (excluding AOCI)*	$49.64	$49.01	$47.31	$47.16	$46.09	$45.25	$44.07
Common shares outstanding and dilutive potential common shares	346.9	353.8	361.5	361.6	360.4	359.3	360.5
RETURN ON COMMON STOCKHOLDER'S EQUITY ("ROE") [3]
Net income available to common stockholders' ROE ("Net income ROE")	12.3%	12.3%	10.5%	10.0%	10.4%	11.3%	11.8%
Core earnings ROE*	12.5%	13.1%	10.9%	12.7%	12.3%	12.7%	13.3%
[1]Net income available to common stockholders includes the impact of preferred stock dividends.
[2]Accumulated other comprehensive income ("AOCI") represents net of tax unrealized gain (loss) on fixed maturities, net gain (loss) on cash flow hedging instruments, foreign currency translation adjustments, and pension and other postretirement benefit plan adjustments.
[3]For reconciliation of Net income ROE to Core earnings ROE, see Appendix beginning on page 33.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Earned premiums	$4,565	$4,460	$4,343	$4,316	$4,347	$4,234	$4,391	$13,368	$12,972
Fee income	377	375	355	336	323	298	320	1,107	941
Net investment income	650	581	509	556	492	339	459	1,740	1,290
Net realized gains (losses)	70	147	80	102	6	109	(231)	297	(116)
Other revenues	24	26	12	18	3	88	17	62	108
Total revenues	5,686	5,589	5,299	5,328	5,171	5,068	4,956	16,574	15,195
Benefits, losses and loss adjustment expenses [1]	3,420	2,786	3,350	3,080	2,962	2,847	2,916	9,556	8,725
Amortization of deferred acquisition costs ("DAC")	419	417	416	419	421	429	437	1,252	1,287
Insurance operating costs and other expenses	1,200	1,202	1,144	1,086	1,093	1,125	1,176	3,546	3,394
Interest expense	58	57	57	57	58	57	64	172	179
Amortization of other intangible assets	18	17	18	17	18	18	19	53	55
Restructuring and other costs [2]	(12)	—	11	17	87	—	—	(1)	87
Total benefits, losses and expenses	5,103	4,479	4,996	4,676	4,639	4,476	4,612	14,578	13,727
Income before income taxes	583	1,110	303	652	532	592	344	1,996	1,468
Income tax expense	101	205	54	115	73	124	71	360	268
Net income	482	905	249	537	459	468	273	1,636	1,200
Preferred stock dividends	6	5	5	5	6	5	5	16	16
Net income available to common stockholders	476	900	244	532	453	463	268	1,620	1,184
Adjustments to reconcile net income available to common stockholders to core earnings:
Net realized losses (gains), excluded from core earnings, before tax	(68)	(148)	(77)	(101)	(6)	(107)	232	(293)	119
Restructuring and other costs, before tax [2]	(12)	—	11	17	87	—	—	(1)	87
Integration and other non-recurring M&A costs, before tax [3]	8	36	9	11	14	13	13	53	40
Change in deferred gain on retroactive reinsurance, before tax [4]	28	39	6	215	14	54	29	73	97
Income tax expense (benefit) [5]	10	9	10	(38)	(35)	15	(57)	29	(77)
Core earnings	$442	$836	$203	$636	$527	$438	$485	$1,481	$1,450
[1]P&C incurred losses arising from the Coronavirus Disease 2019 ("COVID-19") pandemic were $3 and $30, respectively, for the three and nine months ended September 30, 2021 and were $37 and $250, respectively, for the three and nine months ended September 30, 2020. Incurred losses in Group Benefits from excess mortality, primarily caused by direct and indirect impacts of COVID-19, were $212 and $422, respectively, for the three and nine months ended September 30, 2021 and were $42 and $87, respectively, for the three and nine months ended September 30, 2020. COVID-19 related losses from short-term disability claims were $16 and $23, respectively, for the three and nine months ended September 30, 2021 and were $(14) and $(14), respectively, for the three and nine months ended September 30, 2020. The three and nine months ended September 30, 2021 also included an increase in reserves for sexual molestation and sexual abuse claims, primarily related to claims against the Boy Scouts of America. See note [1] on page 9 for more information.
[2]Represents restructuring costs related to the Company's Hartford Next operational transformation and cost reduction plan.
[3]The three and nine months ended September 30, 2021 included Navigators Group acquisition integration costs of $5 and $16, respectively, and integration costs related to the 2017 acquisition of Aetna's group benefits business of $1 and $5, respectively. The three and nine month periods ended September 30, 2020 included Navigators Group acquisition transaction and integration costs of $9 and $25, respectively, as well as integration costs related to the 2017 acquisition of Aetna's group benefits business of $5 and $15, respectively. The nine months ended September 30, 2021 included legal and consulting costs associated with the unsolicited proposals from Chubb Limited to acquire the Company.
[4]As of September 30, 2021, the Company has cumulatively ceded $282 of losses to the Navigators adverse development cover ("Navigators ADC") that reinsures adverse development on Navigators' 2018 and prior accident year reserves, including $28 and $73 in the three and nine month periods ended September 30, 2021. Of the $282 cumulative losses ceded, $191 of the ceded losses has been recognized as a deferred gain within other liabilities as of September 30, 2021 since the Navigators ADC has been accounted for as retroactive reinsurance and cumulative losses ceded exceed the ceded premium paid of $91. As the Company has ceded $282 of the $300 available limit, there is $18 of remaining limit available as of September 30, 2021.
[5]Primarily represents federal income tax expense (benefit) related to before tax items not included in core earnings and includes the effect of changes in net deferred taxes due to changes in enacted tax rates.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
OPERATING RESULTS BY SEGMENT

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net income (loss):
Commercial Lines	$357	$569	$129	$478	$323	$(66)	$121	$1,055	$378
Personal Lines	51	118	135	170	79	371	98	304	548
P&C Other Operations	22	17	(13)	(180)	2	5	5	26	12
Property & Casualty ("P&C")	430	704	251	468	404	310	224	1,385	938
Group Benefits	28	170	9	59	119	101	104	207	324
Hartford Funds	56	52	47	51	44	39	36	155	119
Sub-total	514	926	307	578	567	450	364	1,747	1,381
Corporate	(32)	(21)	(58)	(41)	(108)	18	(91)	(111)	(181)
Net income	482	905	249	537	459	468	273	1,636	1,200
Preferred stock dividends	6	5	5	5	6	5	5	16	16
Net income available to common stockholders	$476	$900	$244	$532	$453	$463	$268	$1,620	$1,184

Core earnings (losses):
Commercial Lines	$344	$560	$105	$444	$349	$(57)	$262	$1,009	$554
Personal Lines	48	113	131	164	77	364	117	292	558
P&C Other Operations	20	15	(15)	(16)	2	2	11	20	15
P&C	412	688	221	592	428	309	390	1,321	1,127
Group Benefits	19	149	(3)	49	116	102	115	165	333
Hartford Funds	58	51	45	46	40	33	44	154	117
Sub-total	489	888	263	687	584	444	549	1,640	1,577
Corporate	(47)	(52)	(60)	(51)	(57)	(6)	(64)	(159)	(127)
Core earnings	$442	$836	$203	$636	$527	$438	$485	$1,481	$1,450

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
CONSOLIDATING BALANCE SHEETS

	PROPERTY & CASUALTY		GROUP BENEFITS		HARTFORD FUNDS		CORPORATE [1]		CONSOLIDATED
	Sept 30 2021	Dec 31 2020	Sept 30 2021	Dec 31 2020	Sept 30 2021	Dec 31 2020	Sept 30 2021	Dec 31 2020	Sept 30 2021	Dec 31 2020
Investments
Fixed maturities, available-for-sale ("AFS"), at fair value	$33,663	$34,173	$9,900	$10,521	$—	$—	$379	$341	$43,942	$45,035
Equity securities, at fair value	1,023	961	288	204	87	74	218	199	1,616	1,438
Mortgage loans, net	3,702	3,133	1,404	1,360	—	—	—	—	5,106	4,493
Limited partnerships and other alternative investments	2,391	1,711	570	371	—	—	—	—	2,961	2,082
Other investments	213	143	29	7	79	30	16	21	337	201
Short-term investments	1,232	1,086	224	254	221	238	1,935	1,705	3,612	3,283
Total investments	42,224	41,207	12,415	12,717	387	342	2,548	2,266	57,574	56,532
Cash	199	120	20	13	10	15	3	3	232	151
Restricted cash	145	82	20	6	—	—	—	—	165	88
Premiums receivable and agents’ balances, net	4,100	3,779	498	489	—	—	—	—	4,598	4,268
Reinsurance recoverables, net [2]	5,715	5,461	252	244	—	—	280	306	6,247	6,011
DAC	844	744	32	38	7	7	—	—	883	789
Deferred income taxes	(105)	(240)	(251)	(277)	—	2	565	561	209	46
Goodwill	778	778	723	723	181	181	229	229	1,911	1,911
Property and equipment, net	896	961	77	83	11	12	63	66	1,047	1,122
Other intangible assets	423	462	448	478	10	10	—	—	881	950
Other assets	1,763	1,425	415	218	106	93	92	330	2,376	2,066
Assets held for sale [3]	167	177	—	—	—	—	—	—	167	177
Total assets	$57,149	$54,956	$14,649	$14,732	$712	$662	$3,780	$3,761	$76,290	$74,111
Unpaid losses and loss adjustment expenses	$31,190	$29,622	$8,188	$8,233	$—	$—	$—	$—	$39,378	$37,855
Reserves for future policy benefits [2]	—	—	402	420	—	—	200	218	602	638
Other policyholder funds and benefits payable [2]	—	—	420	415	—	—	265	286	685	701
Unearned premiums	7,223	6,589	45	40	—	—	—	—	7,268	6,629
Debt	—	—	—	—	—	—	4,943	4,352	4,943	4,352
Other liabilities	2,697	2,631	459	259	237	211	2,008	2,121	5,401	5,222
Liabilities held for sale [3]	151	158	—	—	—	—	—	—	151	158
Total liabilities	41,261	39,000	9,514	9,367	237	211	7,416	6,977	58,428	55,555
Common stockholders' equity, excluding AOCI*	14,537	13,997	4,559	4,565	475	451	(2,350)	(1,961)	17,221	17,052
Preferred stock	—	—	—	—	—	—	334	334	334	334
AOCI, net of tax	1,351	1,959	576	800	—	—	(1,620)	(1,589)	307	1,170
Total stockholders' equity	15,888	15,956	5,135	5,365	475	451	(3,636)	(3,216)	17,862	18,556
Total liabilities and stockholders' equity	$57,149	$54,956	$14,649	$14,732	$712	$662	$3,780	$3,761	$76,290	$74,111
[1]Corporate includes fixed maturities, short-term investments, investment sales receivable and cash of $2.1 billion and $1.8 billion as of September 30, 2021 and December 31, 2020, respectively, held by the holding company of The Hartford Financial Services Group, Inc. Corporate also includes investments held by Hartford Life and Accident Insurance Company ("HLA") that support reserves for run-off structured settlement and terminal funding agreement liabilities.
[2]Corporate includes retained reserves and reinsurance recoverables for the run-off life and annuity business sold.
[3]Related to the sale of Continental Europe Operations classified as held for sale beginning in the third quarter of 2020.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
CAPITAL STRUCTURE

	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020
DEBT
Senior notes	$3,853	$3,264	$3,263	$3,262	$3,261	3,260	3,260
Junior subordinated debentures	1,090	1,090	1,090	1,090	1,090	1,090	1,089
Total debt	$4,943	$4,354	$4,353	$4,352	$4,351	$4,350	$4,349
STOCKHOLDERS’ EQUITY
Total stockholders’ equity	$17,862	$18,244	$17,702	$18,556	$17,802	$17,072	$15,266
Less: Preferred stock	334	334	334	334	334	334	334
Less: AOCI	307	570	264	1,170	856	479	(957)
Common stockholders' equity, excluding AOCI	$17,221	$17,340	$17,104	$17,052	$16,612	$16,259	$15,889
CAPITALIZATION
Total capitalization, including AOCI, net of tax	$22,805	$22,598	$22,055	$22,908	$22,153	$21,422	$19,615
Total capitalization, excluding AOCI, net of tax*	$22,498	$22,028	$21,791	$21,738	$21,297	$20,943	$20,572
DEBT TO CAPITALIZATION RATIOS
Total debt to capitalization, including AOCI	21.7%	19.3%	19.7%	19.0%	19.6%	20.3%	22.2%
Total debt to capitalization, excluding AOCI*	22.0%	19.8%	20.0%	20.0%	20.4%	20.8%	21.1%
Total debt and preferred stock to capitalization, including AOCI	23.1%	20.7%	21.3%	20.5%	21.1%	21.9%	23.9%
Total debt and preferred stock to capitalization, excluding AOCI*	23.5%	21.3%	21.5%	21.6%	22.0%	22.4%	22.8%
Total rating agency adjusted debt to capitalization [1] [2]	24.3%	22.0%	22.6%	21.8%	22.9%	23.5%	25.6%
FIXED CHARGE COVERAGE RATIOS
Total earnings to total fixed charges [3]	9.8:1	10.7:1	4.8:1	8.9:1	8.2:1	7.7:1	5.4:1
[1]The leverage calculation reflects adjustments related to the Company’s defined benefit plans' unfunded pension liability, the Company's rental expense on operating leases and uncollateralized letters of credit for Lloyd's of London for a total adjustment of $0.9 billion and $1.1 billion as of September 30, 2021 and 2020, respectively.
[2]Reflects 25% equity credit for the Company's outstanding junior subordinated debentures and 50% equity credit for the Company’s outstanding preferred stock.
[3]Calculated as year to date total earnings divided by year to date total fixed charges. Total earnings represent income before income taxes and total fixed charges (excluding the impact of preferred stock dividends), less undistributed earnings from limited partnerships and other alternative investments. Total fixed charges include interest expense, preferred stock dividends, interest factor attributable to rent expense, capitalized interest and amortization of debt issuance costs.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
STATUTORY CAPITAL TO GAAP STOCKHOLDERS’ EQUITY RECONCILIATION
SEPTEMBER 30, 2021

	P&C	GROUP BENEFITS
U.S. statutory net income [1][2]	$1,015	$58
U.S. statutory capital [2][3]	$11,394	$2,481
U.S. GAAP adjustments [2]:
DAC	822	32
Non-admitted deferred tax assets [4]	230	169
Deferred taxes [5]	(941)	(576)
Goodwill	129	723
Other intangible assets	60	448
Non-admitted assets other than deferred taxes	807	105
Asset valuation and interest maintenance reserve	—	340
Benefit reserves	(88)	153
Unrealized gains on investments	1,668	784
Deferred gain on retroactive reinsurance agreements [6]	(344)	—
Other, net	983	476
U.S. GAAP stockholders’ equity of U.S. insurance entities [2]	14,720	5,135
U.S. GAAP stockholders’ equity of international subsidiaries as well as goodwill and other intangible assets related to the acquisition of Navigators Group	1,168	—
Total U.S. GAAP stockholders’ equity	$15,888	$5,135
[1]Statutory net income (loss) is for the nine months ended September 30, 2021.
[2]Excludes insurance operations in the U.K. and Continental Europe.
[3]For reporting purposes, statutory capital and surplus is referred to collectively as "statutory capital".
[4]Represents the limitations on the recognition of deferred tax assets under U.S. statutory accounting principles ("U.S. STAT").
[5]Represents the tax timing differences between U.S. GAAP and U.S. STAT.
[6]Represents the deferred gain on retroactive reinsurance associated with U.S. entities for losses ceded to the Navigators and A&E ADC agreements that is recognized within a special category of surplus under U.S. STAT but is recorded within other liabilities under U.S. GAAP.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

	AS OF
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020
Net unrealized gain on fixed maturities, AFS	$1,930	$2,204	$1,909	$2,834	$2,431	$2,055	$627
Unrealized loss on fixed maturities, AFS with allowance for credit losses ("ACL")	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Net gains on cash flow hedging instruments	13	12	17	12	31	48	53
Total net unrealized gain	$1,941	$2,214	$1,924	$2,844	$2,460	$2,101	$678
Foreign currency translation adjustments	42	46	44	43	33	27	26
Pension and other postretirement plan adjustments	(1,676)	(1,690)	(1,704)	(1,717)	(1,637)	(1,649)	(1,661)
Total AOCI	$307	$570	$264	$1,170	$856	$479	$(957)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
PROPERTY & CASUALTY
INCOME STATEMENTS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Written premiums	$3,297	$3,254	$3,218	$2,870	$2,980	$2,903	$3,152	$9,769	$9,035
Change in unearned premium reserve	104	172	249	(128)	(50)	52	113	525	115
Earned premiums	3,193	3,082	2,969	2,998	3,030	2,851	3,039	9,244	8,920
Fee income	16	16	17	17	16	14	17	49	47
Losses and loss adjustment expenses
Current accident year before catastrophes [1]	1,830	1,786	1,710	1,747	1,802	1,828	1,806	5,326	5,436
Current accident year catastrophes	300	128	214	55	229	248	74	642	551
Prior accident year development [2]	90	(149)	229	184	(75)	(268)	23	170	(320)
Total losses and loss adjustment expenses	2,220	1,765	2,153	1,986	1,956	1,808	1,903	6,138	5,667
Amortization of DAC	405	404	402	405	404	412	420	1,211	1,236
Underwriting expenses [3]	588	561	544	520	539	540	597	1,693	1,676
Amortization of other intangible assets	8	7	8	7	8	9	8	23	25
Dividends to policyholders	5	6	6	6	8	7	8	17	23
Underwriting gain (loss)*	(17)	355	(127)	91	131	89	120	211	340
Net investment income	487	442	378	425	371	242	334	1,307	947
Net realized gains (losses)	57	56	53	54	(21)	74	(173)	166	(120)
Net servicing and other income (expense)	2	6	2	(3)	(4)	(7)	(3)	10	(14)
Income before income taxes	529	859	306	567	477	398	278	1,694	1,153
Income tax expense	99	155	55	99	73	88	54	309	215
Net income	430	704	251	468	404	310	224	1,385	938
Adjustments to reconcile net income to core earnings:
Net realized losses (gains), excluded from core earnings, before tax	(56)	(56)	(51)	(54)	20	(71)	173	(163)	122
Integration and other non-recurring M&A costs, before tax	5	4	7	8	9	8	8	16	25
Change in deferred gain on retroactive reinsurance, before tax [2]	28	39	6	215	14	54	29	73	97
Income tax expense (benefit) [4]	5	(3)	8	(45)	(19)	8	(44)	10	(55)
Core earnings	$412	$688	$221	$592	$428	$309	$390	$1,321	$1,127
ROE
Net income available to common stockholders [5]	14.0%	13.8%	11.5%	10.6%	10.2%	11.0%	12.7%
Adjustments to reconcile net income available to common stockholders to core earnings:
Net realized losses (gains), excluded from core earnings, before tax	(1.8%)	(1.2%)	(1.4%)	0.6%	0.6%	(0.2%)	(0.2)%
Loss on reinsurance transaction, before tax	—%	—%	—%	—%	—%	—%	1.0%
Integration and other non-recurring M&A costs, before tax	0.2%	0.2%	0.3%	0.3%	0.3%	0.4%	0.5%
Changes in loss reserves upon acquisition of a business, before tax	—%	—%	—%	—%	—%	—%	1.1%
Change in deferred gain on retroactive reinsurance, before tax [2]	2.4%	2.2%	2.6%	2.6%	1.0%	0.9%	0.5%
Income tax expense (benefit) [4]	(0.3%)	(0.5%)	(0.4%)	(0.8%)	(0.4%)	(0.2%)	(0.6)%
Impact of AOCI, excluded from core earnings ROE	1.8%	2.0%	0.7%	1.7%	1.5%	1.4%	0.5%
Core earnings [5]	16.3%	16.5%	13.3%	15.0%	13.2%	13.3%	15.5%
[1]The three and nine months ended September 30, 2021 included $3 and $30 of COVID-19 losses and loss adjustment expenses in Commercial Lines, with the nine month period including $20 in workers' compensation and $10 in financial lines and other. The three and nine months ended September 30, 2020 included $37 and $250 of COVID-19 losses and loss adjustment expenses, with the nine month period including $141 for commercial property, $57 for financial lines and other and $52 for workers' compensation net of favorable frequency.
[2]Prior accident year development does not include a benefit for the portion of losses ceded to NICO in excess of ceded premium paid under the Navigators and A&E ADC agreements which is recognized as a deferred gain under retroactive reinsurance accounting. See [4] on page 2 for more information.
[3]The three months ended September 30, 2021 and 2020 included a decrease in the ACL on premiums receivable of $7 and $1, respectively, related to the lessening impacts of COVID-19. The nine months ended September 30, 2021 and 2020 included a decrease (increase) in the ACL on premiums receivable of $22 and ($47), respectively, related to the lessening (increasing) impacts of COVID-19.
[4]Represents federal income tax expense (benefit) related to before tax items not included in core earnings.
[5]Net income ROE and Core earnings ROE are calculated by allocating a portion of debt, interest expense, preferred stock and preferred stock dividends accounted for within Corporate to Property & Casualty.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
PROPERTY & CASUALTY
INCOME STATEMENTS (CONTINUED)

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
UNFAVORABLE (FAVORABLE) PRIOR ACCIDENT YEAR DEVELOPMENT
Auto liability - Commercial Lines	$9	$—	$—	$—	$—	$22	$5	$9	$27
Auto liability - Personal Lines	(30)	(20)	(23)	(8)	(32)	(15)	(6)	(73)	(53)
Homeowners	1	4	(3)	4	3	2	(2)	2	3
Marine	(1)	(5)	6	2	—	1	—	—	1
Professional liability	—	(6)	(1)	2	(21)	4	1	(7)	(16)
Package business	(20)	(19)	(27)	(34)	(18)	(7)	1	(66)	(24)
General liability [1]	144	—	307	125	(2)	102	12	451	112
Bond	(12)	(14)	—	(9)	—	(10)	—	(26)	(10)
Assumed Reinsurance	—	(2)	2	1	—	(7)	—	—	(7)
Commercial property	(4)	(7)	(13)	2	(4)	5	(7)	(24)	(6)
Net asbestos reserves	—	—	—	(2)	—	—	—	—	—
Workers’ compensation	(30)	(43)	(40)	(38)	(34)	(21)	(17)	(113)	(72)
Workers' compensation discount accretion	8	9	9	8	9	9	9	26	27
Catastrophes [2]	—	(82)	(16)	(116)	—	(400)	(13)	(98)	(413)
Uncollectible reinsurance	—	(1)	(9)	—	(6)	(2)	—	(10)	(8)
Other reserve re-estimates	(3)	(2)	31	32	16	(5)	11	26	22
Prior accident year development before change in deferred gain	62	(188)	223	(31)	(89)	(322)	(6)	97	(417)
Change in deferred gain on retroactive reinsurance included in other liabilities [3]	28	39	6	215	14	54	29	73	97
Total prior accident year development	$90	$(149)	$229	$184	$(75)	$(268)	$23	$170	$(320)
[1]The three and nine months ended September 30, 2021 included an increase in reserves for sexual molestation and sexual abuse claims, primarily related to claims against the Boy Scouts of America ("BSA"). On September 14, 2021, the Company announced that it entered into a new agreement-in-principle with the BSA under which The Hartford will pay $787, before tax, for claims associated with policies mostly issued in the 1970s, an increase from the $650 settlement announced in April, 2021.
[2]For the three months ended June 30, 2020 and nine months ended September 30, 2020, catastrophe reserve development included a $289 subrogation benefit related to 2017 and 2018 California wildfires, including $260 in Personal Lines and $29 in Commercial Lines.
[3]See [4] on page 2 for discussion related to the deferred gain on retroactive reinsurance. For the three and nine months ended September 30, 2021, an increase in deferred gain of $28 and $73, respectively, was recognized relating to ceding losses to the Navigators ADC in excess of ceded premium paid. For the three months ended September 30, 2021, adverse development on Navigators 2018 and prior accident year reserves was primarily driven by wholesale construction. For the three months ended June 30, 2020, the $54 of adverse development due to the increase in the deferred gain primarily included increased reserves for construction account business within general liability, professional liability, and assumed reinsurance. For the three months ended December 31, 2020, the $215 increase in the deferred gain primarily represented adverse development for A&E of $210 in excess of the ceded premium paid for the A&E ADC.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
PROPERTY & CASUALTY
UNDERWRITING RATIOS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
UNDERWRITING GAIN (LOSS)	$(17)	$355	$(127)	$91	$131	$89	$120	$211	$340
UNDERWRITING RATIOS
Losses and loss adjustment expenses
Current accident year before catastrophes [1]	57.3	57.9	57.6	58.3	59.5	64.1	59.4	57.6	60.9
Current accident year catastrophes	9.4	4.2	7.2	1.8	7.6	8.7	2.4	6.9	6.2
Prior accident year development [2]	2.8	(4.8)	7.7	6.1	(2.5)	(9.4)	0.8	1.8	(3.6)
Total losses and loss adjustment expenses	69.5	57.3	72.5	66.2	64.6	63.4	62.6	66.4	63.5
Expenses [3][4]	30.8	31.0	31.6	30.5	30.9	33.2	33.2	31.1	32.4
Policyholder dividends	0.2	0.2	0.2	0.2	0.3	0.2	0.3	0.2	0.3
Combined ratio	100.5	88.5	104.3	97.0	95.7	96.9	96.1	97.7	96.2
Adjustments to reconcile combined ratio to underlying combined ratio:
Current accident year catastrophes and prior accident year development	(12.2)	0.6	(14.9)	(7.9)	(5.1)	0.7	(3.2)	(8.7)	(2.6)
Underlying combined ratio *	88.3	89.2	89.4	89.0	90.6	97.6	92.9	88.9	93.6
[1]The three months ended September 30, 2021 and 2020 included 0.1 points and 1.2 points, respectively, and the nine months ended September 30, 2021 and 2020 included 0.3 points and 2.8 points, respectively, of COVID-19 losses. See [1] on page 8.
[2]See [4] on page 2 for discussion related to the deferred gain on retroactive reinsurance.
[3]Integration and transaction costs related to the acquisition of Navigators Group are not included in the expense ratio.
[4]The three and nine months ended September 30, 2021 included a decrease in the ACL on premiums receivable of $7 and $22 respectively, related to the lessening impacts of COVID-19 representing 0.2 points and 0.2 points of the expense ratio, respectively. The three and nine months ended September 30, 2020 included a decrease (increase) in the ACL on premiums receivable of $1 and ($47) respectively, due to the economic impacts of COVID-19 representing 0.03 points and (0.5) points of the expense ratio, respectively.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
COMMERCIAL LINES
INCOME STATEMENTS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Written premiums	$2,532	$2,494	$2,503	$2,197	$2,199	$2,165	$2,408	$7,529	$6,772
Change in unearned premium reserve	83	150	268	(40)	(52)	8	143	501	99
Earned premiums	2,449	2,344	2,235	2,237	2,251	2,157	2,265	7,028	6,673
Fee income	8	8	9	9	8	5	8	25	21
Losses and loss adjustment expenses
Current accident year before catastrophes [1]	1,351	1,339	1,296	1,307	1,366	1,472	1,343	3,986	4,181
Current accident year catastrophes	222	93	175	42	107	193	55	490	355
Prior accident year development [2]	122	(105)	238	(17)	(57)	77	41	255	61
Total losses and loss adjustment expenses	1,695	1,327	1,709	1,332	1,416	1,742	1,439	4,731	4,597
Amortization of DAC	348	346	344	346	344	351	356	1,038	1,051
Underwriting expenses	432	405	394	373	391	387	443	1,231	1,221
Amortization of other intangible assets	7	7	7	6	8	7	7	21	22
Dividends to policyholders	5	6	6	6	8	7	8	17	23
Underwriting gain (loss)	(30)	261	(216)	183	92	(332)	20	15	(220)
Net servicing income	2	7	2	2	1	—	1	11	2
Net investment income	421	382	327	363	316	204	277	1,130	797
Net realized gains (losses)	51	47	44	45	(26)	64	(143)	142	(105)
Other expenses	(5)	(6)	(4)	(10)	(8)	(11)	(6)	(15)	(25)
Income (loss) before income taxes	439	691	153	583	375	(75)	149	1,283	449
Income tax expense (benefit)	82	122	24	105	52	(9)	28	228	71
Net income (loss)	357	569	129	478	323	(66)	121	1,055	378
Adjustments to reconcile net income to core earnings:
Net realized losses (gains), excluded from core earnings, before tax	(50)	(47)	(43)	(46)	25	(61)	143	(140)	107
Integration and other non-recurring M&A costs, before tax [3]	5	4	7	8	9	8	8	16	25
Change in deferred gain on retroactive reinsurance, before tax [2]	28	39	6	5	14	54	29	73	97
Income tax expense (benefit) [4]	4	(5)	6	(1)	(22)	8	(39)	5	(53)
Core earnings (losses)	$344	$560	$105	$444	$349	$(57)	$262	$1,009	$554
[1]See [1] on page 8 for impact related to COVID-19.
[2]See [4] on page 2 for discussion related to the deferred gain on retroactive reinsurance.
[3]Includes Navigators Group integration costs.
[4]Primarily represents federal income tax expense (benefit) related to before tax items not included in core earnings and includes the effect of changes in net deferred taxes due to changes in enacted tax rates.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
COMMERCIAL LINES
INCOME STATEMENTS (CONTINUED)

Prior accident year development included the following unfavorable (favorable) reserve development:

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Auto liability	$9	$—	$—	$—	$—	$22	$5	$9	$27
Professional liability	—	(6)	(1)	2	(21)	4	1	(7)	(16)
Package business	(20)	(19)	(27)	(34)	(18)	(7)	1	(66)	(24)
General liability	144	—	307	125	(2)	102	12	451	112
Marine	(1)	(5)	6	2	—	1	—	—	1
Bond	(12)	(14)	—	(9)	—	(10)	—	(26)	(10)
Assumed Reinsurance	—	(2)	2	1	—	(7)	—	—	(7)
Commercial property	(4)	(7)	(13)	2	(4)	5	(7)	(24)	(6)
Workers’ compensation	(30)	(43)	(40)	(38)	(34)	(21)	(17)	(113)	(72)
Workers' compensation discount accretion	8	9	9	8	9	9	9	26	27
Catastrophes	—	(53)	(4)	(77)	—	(67)	(5)	(57)	(72)
Uncollectible reinsurance	—	—	(5)	—	—	—	—	(5)	—
Other reserve re-estimates	—	(4)	(2)	(4)	(1)	(8)	13	(6)	4
Prior accident year development before change in deferred gain	94	(144)	232	(22)	(71)	23	12	182	(36)
Change in deferred gain on retroactive reinsurance included in other liabilities [1]	28	39	6	5	14	54	29	73	97
Total prior accident year development	$122	$(105)	$238	$(17)	$(57)	$77	$41	$255	$61
[1]See [4] on page 2 for discussion related to the deferred gain on retroactive reinsurance. The change in deferred gain on retroactive reinsurance relates to ceding losses to the Navigators ADC in excess of ceded premium paid resulting in a deferred reinsurance benefit.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
COMMERCIAL LINES
UNDERWRITING RATIOS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
UNDERWRITING GAIN (LOSS)	$(30)	$261	$(216)	$183	$92	$(332)	$20	$15	$(220)
UNDERWRITING RATIOS
Losses and loss adjustment expenses
Current accident year before catastrophes [1]	55.2	57.1	58.0	58.4	60.7	68.2	59.3	56.7	62.7
Current accident year catastrophes	9.1	4.0	7.8	1.9	4.8	8.9	2.4	7.0	5.3
Prior accident year development [2]	5.0	(4.5)	10.6	(0.8)	(2.5)	3.6	1.8	3.6	0.9
Total losses and loss adjustment expenses	69.2	56.6	76.5	59.5	62.9	80.8	63.5	67.3	68.9
Expenses [3] [4]	31.8	32.0	32.9	32.0	32.7	34.3	35.2	32.2	34.1
Policyholder dividends	0.2	0.3	0.3	0.3	0.4	0.3	0.4	0.2	0.3
Combined ratio [2] [5]	101.2	88.9	109.7	91.8	95.9	115.4	99.1	99.8	103.3
Adjustments to reconcile combined ratio to underlying combined ratio:
Current accident year catastrophes and prior accident year development	(14.1)	0.5	(18.4)	(1.1)	(2.3)	(12.5)	(4.2)	(10.6)	(6.2)
Underlying combined ratio	87.2	89.4	91.2	90.7	93.7	102.9	94.9	89.2	97.1

COMBINED RATIOS BY LINE OF BUSINESS
SMALL COMMERCIAL
Combined ratio	84.5	83.6	95.4	80.2	89.5	97.4	93.2	87.6	93.3
Adjustments to reconcile combined ratio to underlying combined ratio:
Current accident year catastrophes	(5.0)	(3.8)	(12.1)	(2.9)	(5.5)	(13.2)	(2.6)	(6.8)	(7.0)
Prior accident year development	4.4	7.2	5.0	9.7	3.7	8.7	(1.3)	5.5	3.6
Underlying combined ratio	83.9	87.0	88.3	87.0	87.7	92.9	89.3	86.3	89.9
MIDDLE & LARGE COMMERCIAL
Combined ratio	108.0	92.9	98.9	86.5	101.2	124.3	103.8	100.1	109.5
Adjustments to reconcile combined ratio to underlying combined ratio:
Current accident year catastrophes	(16.3)	(5.8)	(7.0)	0.2	(5.1)	(9.8)	(3.6)	(9.8)	(6.1)
Prior accident year development	(0.4)	4.4	3.3	6.3	1.6	(1.6)	0.2	2.4	0.1
Underlying combined ratio	91.4	91.5	95.3	93.0	97.7	112.9	100.4	92.7	103.5
GLOBAL SPECIALTY
Combined ratio [2] [5]	97.1	91.9	92.4	95.1	99.6	113.8	102.2	93.9	105.2
Adjustments to reconcile combined ratio to underlying combined ratio:
Current accident year catastrophes	(6.2)	(1.8)	(2.2)	(3.0)	(3.2)	(1.2)	(0.6)	(3.4)	(1.7)
Prior accident year development [2]	(4.0)	0.1	(0.3)	1.3	1.8	(7.1)	(5.2)	(1.4)	(3.5)
Underlying combined ratio	86.9	90.3	89.9	93.3	98.2	105.5	96.4	89.0	100.0
[1]The three months ended September 30, 2021 and 2020 included COVID-19 losses of 0.1 points and 1.6 points, respectively, and the nine months ended September 30, 2021 and 2020 included COVID-19 losses of 0.4 points and 3.7 points, respectively. See [1] on page 8.
[2]See [4] on page 2 for discussion related to the change in deferred gain on retroactive reinsurance for the three and nine months ended September 30, 2021 and 2020.
[3]Integration and transaction costs related to the acquisition of Navigators Group are not included in the expense ratio.
[4]The three and nine months ended September 30, 2021 included a before tax decrease in the ACL on premiums receivable primarily related to the lessening impacts of COVID-19 of $7 and $19, respectively, representing 0.3 points and 0.3 points, respectively, of the expense ratio. The nine months ended September 30, 2020 included a before-tax increase in the ACL on premiums receivable related to the increasing impacts of COVID-19 of $44, representing 0.7 points of the expense ratio.
[5]The three and nine months ended September 30, 2021 included a change in deferred gain on retroactive reinsurance related to the Navigators ADC of $28 and $73, respectively, representing 1.1 points and 1.0 points, respectively, of the Commercial Lines combined ratio and 4.6 points and 4.2 points, respectively, of the global specialty combined ratio. The three and nine months ended September 30, 2020 included a change in deferred gain on retroactive reinsurance related to the Navigators ADC of $14 and $97, respectively, representing 0.6 points and 1.5 points, respectively, of the Commercial Lines combined ratio and 2.5 points and 5.8 points, respectively, of the global specialty combined ratio.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
COMMERCIAL LINES
SUPPLEMENTAL DATA

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
WRITTEN PREMIUMS
Small Commercial	$1,012	$977	$1,053	$873	$890	$877	$1,011	$3,042	$2,778
Middle & Large Commercial	884	817	775	746	750	683	797	2,476	2,230
Middle Market	765	720	662	647	653	609	680	2,147	1,942
National Accounts and Other	119	97	113	99	97	74	117	329	288
Global Specialty [1]	625	689	665	568	549	595	589	1,979	1,733
U.S.	452	466	421	395	395	389	379	1,339	1,163
International	81	113	110	107	88	119	98	304	305
Global Re	92	110	134	66	66	87	112	336	265
Other	11	11	10	10	10	10	11	32	31
Total	$2,532	$2,494	$2,503	$2,197	$2,199	$2,165	$2,408	$7,529	$6,772
EARNED PREMIUMS
Small Commercial	$1,015	$956	$916	$908	$935	$877	$930	$2,887	$2,742
Middle & Large Commercial	820	788	752	742	749	713	772	2,360	2,234
Middle Market	704	682	653	649	646	625	673	2,039	1,944
National Accounts and Other	116	106	99	93	103	88	99	321	290
Global Specialty [1]	604	589	556	577	555	557	552	1,749	1,664
U.S.	421	406	386	386	387	368	374	1,213	1,129
International	95	99	102	99	101	117	112	296	330
Global Re	88	84	68	92	67	72	66	240	205
Other	10	11	11	10	12	10	11	32	33
Total	$2,449	$2,344	$2,235	$2,237	$2,251	$2,157	$2,265	$7,028	$6,673

COMMERCIAL LINES STATISTICAL PREMIUM INFORMATION
Small Commercial
Net New Business Premium	$165	$170	$176	$153	$129	$118	$157	$511	$404
Renewal Written Price Increases	3.2%	3.1%	2.4%	2.1%	1.6%	1.8%	2.3%	2.9%	1.9%
Policy Count Retention [2]	84%	84%	84%	83%	84%	83%	83%	84%	83%
Policy Count Retention, Net of Cancellations [2] [3]	93%	82%	86%	84%	79%	88%	84%	87%	84%
Policies in Force (in thousands)	1,352	1,329	1,304	1,283	1,278	1,297	1,291
Middle Market [4]
Net New Business Premium	$139	$147	$122	$124	$131	$99	$125	$408	$355
Renewal Written Price Increases	6.0%	6.2%	6.1%	7.6%	8.0%	7.4%	7.7%	6.1%	7.7%
Policy Count Retention [2]	87%	82%	80%	77%	79%	78%	79%	83%	79%
Policy Count Retention, Net of Cancellations [2]	90%	81%	81%	77%	77%	79%	77%	84%	78%
Policies in Force (in thousands)	61	59	58	59	59	60	62
Global Specialty
Gross New Business Premium [5]	$234	$237	$216	$184	$185	$186	$197	$687	$568
U.S. - Renewal Written Price Increases	9.9%	11.8%	15.8%	18.6%	20.5%	18.9%	11.6%	12.4%	17.0%
International - Renewal Written Price Increases [6]	17.3%	22.7%	27.0%	48.5%	52.6%	47.3%	21.8%	22.7%	38.8%
[1]U.S. business includes a small amount of business issued by U.S. insurance entities to U.S. policyholders with international-based exposures ("multinational exposure"). International represents Navigators Group business written in either Lloyd's market or other international markets, which includes U.S.-based exposures.
[2]Policy count retention represents the ratio of the number of renewal policies issued during the current year period divided by the number of policies issued in the previous calendar period before considering policies cancelled subsequent to renewal. Policy count retention, net of cancellations, represents the ratio of the number of renewal policies issued net of cancellations during the current year period divided by the number of policies issued net of cancellations in the previous calendar period.
[3]Policy count retention, net of cancellations for small commercial increased in the three month period ended June 30, 2020 and decreased in the three month period ended September 30, 2020 largely due to suspension of cancellations for non-payment of premium in second quarter 2020 as a result of providing policyholders additional time to pay their premium with resumption of non-payment cancellations in third quarter 2020.
[4]Except for net new business premium, metrics for Middle Market exclude loss sensitive and programs businesses.
[5]Excludes Global Re and Continental Europe Operations and is before ceded reinsurance.
[6]Excludes offshore energy policies, political violence and terrorism policies, and any business under which the managing agent of our Lloyd's Syndicate 1221 delegates underwriting authority to coverholders and other third parties.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
PERSONAL LINES
INCOME STATEMENTS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Written premiums [1]	$765	$760	$715	$673	$781	$738	$744	$2,240	$2,263
Change in unearned premium reserve	21	22	(19)	(88)	2	44	(30)	24	16
Earned premiums [1]	744	738	734	761	779	694	774	2,216	2,247
Fee income	8	8	8	8	8	9	9	24	26
Losses and loss adjustment expenses
Current accident year before catastrophes	479	447	414	440	436	356	463	1,340	1,255
Current accident year catastrophes	78	35	39	13	122	55	19	152	196
Prior accident year development	(27)	(44)	(42)	(42)	(29)	(349)	(18)	(113)	(396)
Total losses and loss adjustment expenses	530	438	411	411	529	62	464	1,379	1,055
Amortization of DAC	57	58	58	59	60	61	64	173	185
Underwriting expenses	154	154	148	144	146	150	151	456	447
Amortization of other intangible assets	1	—	1	1	—	2	1	2	3
Underwriting gain	10	96	124	154	52	428	103	230	583
Net servicing income	6	5	4	4	5	3	2	15	10
Net investment income	44	40	35	47	41	28	41	119	110
Net realized gains (losses)	4	6	7	7	3	8	(23)	17	(12)
Other income (expense)	(1)	—	—	—	(2)	1	—	(1)	(1)
Income before income taxes	63	147	170	212	99	468	123	380	690
Income tax expense	12	29	35	42	20	97	25	76	142
Net income	51	118	135	170	79	371	98	304	548
Adjustments to reconcile net income to core earnings:
Net realized losses (gains), excluded from core earnings, before tax	(4)	(6)	(6)	(6)	(3)	(8)	23	(16)	12
Income tax expense (benefit) [2]	1	1	2	—	1	1	(4)	4	(2)
Core earnings	$48	$113	$131	$164	$77	$364	$117	$292	$558
[1]Written and earned premiums for the three months ended June 30, 2020 included a reduction of $81 for automobile premium credits given to policyholders because of the reduction in miles driven resulting from shelter-in-place guidelines due to COVID-19.
[2]Represents federal income tax expense (benefit) related to before tax items not included in core earnings.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
PERSONAL LINES
INCOME STATEMENTS (CONTINUED)

Prior accident year development included the following unfavorable (favorable) reserve development:

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Auto liability	$(30)	$(20)	$(23)	$(8)	$(32)	$(15)	$(6)	$(73)	$(53)
Homeowners	1	4	(3)	4	3	2	(2)	2	3
Catastrophes [1]	—	(29)	(12)	(39)	—	(333)	(8)	(41)	(341)
Other reserve re-estimates, net	2	1	(4)	1	—	(3)	(2)	(1)	(5)
Total prior accident year development	$(27)	$(44)	$(42)	$(42)	$(29)	$(349)	$(18)	$(113)	$(396)
[1]The three months ended June 30, 2020 included reductions in catastrophe reserves for various 2018 and 2019 wind and hail events and for the 2017 and 2018 California wildfires, including a $260 subrogation benefit from PG&E. See note [2] on page 9 for further discussion.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
PERSONAL LINES
UNDERWRITING RATIOS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
UNDERWRITING GAIN	$10	$96	$124	$154	$52	$428	$103	$230	$583
UNDERWRITING RATIOS
Losses and loss adjustment expenses
Current accident year before catastrophes	64.4	60.6	56.4	57.8	56.0	51.3	59.8	60.5	55.9
Current accident year catastrophes	10.5	4.7	5.3	1.7	15.7	7.9	2.5	6.9	8.7
Prior accident year development [1]	(3.6)	(6.0)	(5.7)	(5.5)	(3.7)	(50.3)	(2.3)	(5.1)	(17.6)
Total losses and loss adjustment expenses	71.2	59.3	56.0	54.0	67.9	8.9	59.9	62.2	47.0
Expenses	27.4	27.6	27.1	25.8	25.4	29.4	26.7	27.4	27.1
Combined ratio	98.7	87.0	83.1	79.8	93.3	38.3	86.7	89.6	74.1
Adjustment to reconcile combined ratio to underlying combined ratio:
Current accident year catastrophes and prior accident year development	(6.9)	1.3	0.4	3.8	(12.0)	42.4	(0.2)	(1.8)	8.9
Underlying combined ratio	91.8	88.2	83.5	83.6	81.4	80.7	86.6	87.9	83.0
PRODUCT
Automobile
Combined ratio	96.5	89.2	83.5	88.3	81.3	82.5	89.8	89.8	84.6
Adjustment to reconcile combined ratio to underlying combined ratio:
Current accident year catastrophes	(2.3)	(1.3)	(0.5)	(0.5)	(1.5)	(1.8)	(0.3)	(1.4)	(1.2)
Prior accident year development	5.5	4.2	3.3	1.9	5.2	5.6	1.5	4.3	4.0
Underlying combined ratio	99.7	92.1	86.3	89.6	84.9	86.3	90.9	92.7	87.4
Homeowners
Combined ratio	103.4	82.0	86.8	60.3	122.9	(45.8)	79.2	90.8	52.1
Adjustment to reconcile combined ratio to underlying combined ratio:
Current accident year catastrophes	(28.3)	(12.8)	(15.9)	(4.5)	(47.7)	(20.1)	(7.0)	(19.0)	(24.9)
Prior accident year development	(0.5)	10.0	6.3	14.0	(1.2)	136.0	4.0	5.2	46.2
Underlying combined ratio	74.6	79.2	77.2	69.9	74.0	70.1	76.2	77.0	73.4
[1]See note [1] on page 16 for explanation of the favorable prior accident year development in the three months ended June 30, 2020.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
PERSONAL LINES
SUPPLEMENTAL DATA

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
DISTRIBUTION
WRITTEN PREMIUMS
AARP Direct	$659	$653	$612	$564	$666	$627	$627	$1,924	$1,920
AARP Agency	51	51	51	53	53	50	57	153	160
Other Agency	49	50	45	51	54	54	52	144	160
Other	6	6	7	5	8	7	8	19	23
Total	$765	$760	$715	$673	$781	$738	$744	$2,240	$2,263
EARNED PREMIUMS
AARP Direct	$635	$629	$623	$644	$657	$581	$647	$1,887	$1,885
AARP Agency	52	53	53	56	56	52	60	158	168
Other Agency	49	50	51	54	57	54	60	150	171
Other	8	6	7	7	9	7	7	21	23
Total	$744	$738	$734	$761	$779	$694	$774	$2,216	$2,247
PRODUCT LINE
WRITTEN PREMIUMS
Automobile	$516	$515	$508	$459	$529	$481	$534	$1,539	$1,544
Homeowners	249	245	207	214	252	257	210	701	719
Total	$765	$760	$715	$673	$781	$738	$744	$2,240	$2,263
EARNED PREMIUMS
Automobile	$511	$509	$507	$525	$541	$456	$536	$1,527	$1,533
Homeowners	233	229	227	236	238	238	238	689	714
Total	$744	$738	$734	$761	$779	$694	$774	$2,216	$2,247

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
PERSONAL LINES
SUPPLEMENTAL DATA (CONTINUED)

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
STATISTICAL PREMIUM INFORMATION (YEAR OVER YEAR)
Net New Business Premium
Automobile	$58	$56	$53	$45	$55	$65	$58	$167	$178
Homeowners	$17	$16	$13	$12	$16	$18	$17	$46	$51
Renewal Written Price Increases
Automobile	2.2%	2.4%	1.8%	1.7%	2.1%	2.5%	3.1%	2.1%	2.6%
Homeowners	8.1%	8.5%	9.4%	8.7%	7.1%	5.1%	4.7%	8.6%	5.7%
Policy Count Retention [1]
Automobile	84%	85%	85%	85%	85%	84%	84%	85%	84%
Homeowners	84%	85%	85%	85%	85%	84%	84%	85%	84%
Policy Count Retention, Net of Cancellations[1] [2]
Automobile	87%	79%	85%	84%	84%	90%	86%	83%	86%
Homeowners	86%	81%	85%	84%	84%	89%	86%	84%	86%
Policies in Force (in thousands)
Automobile	1,328	1,339	1,357	1,369	1,392	1,416	1,410
Homeowners	786	799	815	826	846	865	868
[1]Policy count retention represents the ratio of the number of renewal policies issued during the current year period divided by the number of policies issued in the previous calendar period before considering policies cancelled subsequent to renewal. Policy count retention, net of cancellations represents the ratio of the number of renewal policies issued net of cancellations during the current year period divided by the number of policies issued net of cancellations in the previous calendar period.
[2]Policy count retention, net of cancellations, increased in the three month period ended June 30, 2020 and decreased in the three month period ended September 30, 2020 largely due to suspension of cancellations for non-payment of premium in second quarter 2020 as a result of providing policyholders additional time to pay their premium (until May 31, 2020 in most states) and resumption of non-payment cancellations in third quarter 2020.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
P&C OTHER OPERATIONS
INCOME STATEMENTS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Losses and loss adjustment expenses
Prior accident year development	$(5)	$—	$33	$243	$11	$4	$—	$28	$15
Total losses and loss adjustment expenses	(5)	—	33	243	11	4	—	28	15
Underwriting expenses	2	2	2	3	2	3	3	6	8
Underwriting gain (loss)	3	(2)	(35)	(246)	(13)	(7)	(3)	(34)	(23)
Net investment income	22	20	16	15	14	10	16	58	40
Net realized gains (losses)	2	3	2	2	2	2	(7)	7	(3)
Other income	—	—	—	1	—	—	—	—	—
Income (loss) before income taxes	27	21	(17)	(228)	3	5	6	31	14
Income tax expense (benefit)	5	4	(4)	(48)	1	—	1	5	2
Net income (loss)	22	17	(13)	(180)	2	5	5	26	12
Adjustments to reconcile net income to core earnings (losses):
Net realized losses (gains), excluded from core earnings, before tax	(2)	(3)	(2)	(2)	(2)	(2)	7	(7)	3
Change in deferred gain on retroactive reinsurance, before tax	—	—	—	210	—	—	—	—	—
Income tax expense (benefit) [1]	—	1	—	(44)	2	(1)	(1)	1	—
Core earnings (losses)	$20	$15	$(15)	$(16)	$2	$2	$11	$20	$15
[1]Represents federal income tax expense (benefit) related to before tax items not included in core earnings.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
GROUP BENEFITS
INCOME STATEMENTS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Earned premiums	$1,372	$1,378	$1,374	$1,318	$1,317	$1,378	$1,348	$4,124	$4,043
Fee income	43	49	44	43	44	45	43	136	132
Net investment income	159	136	127	124	117	92	115	422	324
Net realized gains (losses)	13	28	19	18	9	3	(8)	60	4
Total revenues	1,587	1,591	1,564	1,503	1,487	1,518	1,498	4,742	4,503
Benefits, losses and loss adjustment expenses [1]	1,199	1,019	1,196	1,092	1,005	1,033	1,007	3,414	3,045
Amortization of DAC	11	10	11	11	13	13	13	32	39
Insurance operating costs and other expenses [2]	336	340	339	317	312	340	339	1,015	991
Amortization of other intangible assets	10	10	10	10	10	9	11	30	30
Total benefits, losses and expenses	1,556	1,379	1,556	1,430	1,340	1,395	1,370	4,491	4,105
Income before income taxes	31	212	8	73	147	123	128	251	398
Income tax expense (benefit)	3	42	(1)	14	28	22	24	44	74
Net income	28	170	9	59	119	101	104	207	324
Adjustments to reconcile net income to core earnings:
Net realized losses (gains), excluded from core earnings, before tax	(13)	(28)	(18)	(17)	(9)	(2)	8	(59)	(3)
Integration and other non-recurring M&A costs, before tax	1	2	2	3	5	5	5	5	15
Income tax expense (benefit) [3]	3	5	4	4	1	(2)	(2)	12	(3)
Core earnings (losses)	$19	$149	$(3)	$49	$116	$102	$115	$165	$333
Margin
Net income margin	1.8%	10.7%	0.6%	3.9%	8.0%	6.7%	6.9%	4.4%	7.2%
Core earnings margin*	1.2%	9.5%	(0.2%)	3.3%	7.9%	6.9%	7.8%	3.5%	7.5%
ROE
Net income available to common stockholders [4]	5.4%	7.6%	6.4%	8.3%	11.0%	12.0%	13.4%
Adjustments to reconcile net income available to common stockholders to core earnings:
Net realized losses (gains), excluded from core earnings, before tax	(1.9%)	(1.8%)	(1.2%)	(0.5%)	(0.3%)	(0.4%)	(0.6%)
Integration and other non-recurring M&A costs, before tax	0.2%	0.3%	0.4%	0.4%	0.6%	0.7%	0.9%
Income tax expense (benefit) [3]	0.4%	0.3%	0.2%	—%	(0.1%)	(0.1%)	(0.1%)
Impact of AOCI, excluded from core earnings ROE	0.8%	1.1%	0.5%	1.4%	1.8%	1.5%	0.6%
Core earnings [4]	4.9%	7.5%	6.3%	9.6%	13.0%	13.7%	14.2%
[1]Includes incurred losses from excess mortality, primarily caused by direct and indirect impacts of COVID-19, of $212 and $42, respectively, for the three months ended September 30, 2021 and 2020 and $422 and $87, respectively, for the nine months ended September 30, 2021 and 2020. The $212 of excess mortality losses in third quarter of 2021 included $233 of losses with dates of loss in the third quarter, a $17 net reduction in estimated losses from the first six months of 2021 and a $4 reduction of estimated losses from the 2020 accident year. Also includes COVID-19 related losses (benefit) from short-term disability and paid family leave claims of $16 and $(14), respectively, for the three months ended September 30, 2021 and 2020 and $23 and $(14), respectively, for the nine months ended September 30, 2021 and 2020.
[2]The three months ended September 30, 2021 and 2020 included $3 and $8, respectively, of before tax decreases (increases) in the ACL on uncollectible premiums receivable and the nine months ended September 30, 2021 and 2020 included decreases (increases) of $6 and $(8), respectively.
[3]Represents federal income tax expense (benefit) related to before tax items not included in core earnings.
[4]Net income ROE and core earnings ROE are calculated by allocating a portion of debt, interest expense, preferred stock and preferred stock dividends accounted for within Corporate to Group Benefits.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
GROUP BENEFITS
SUPPLEMENTAL DATA

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
PREMIUMS
Fully insured ongoing premiums
Group disability	$702	$696	$693	$646	$652	$672	$660	$2,091	$1,984
Group life	591	603	602	601	594	605	605	1,796	1,804
Other [1]	79	79	77	70	70	72	58	235	200
Total fully insured ongoing premiums	1,372	1,378	1,372	1,317	1,316	1,349	1,323	4,122	3,988
Total buyouts [2]	—	—	2	1	1	29	25	2	55
Total premiums	$1,372	$1,378	$1,374	$1,318	$1,317	$1,378	$1,348	$4,124	$4,043
SALES (GROSS ANNUALIZED NEW PREMIUMS)
Fully insured ongoing sales
Group disability	$35	$44	$321	$28	$55	$65	$213	$400	$333
Group life	31	43	151	15	69	73	136	225	278
Other [1]	16	12	40	6	10	11	36	68	57
Total fully insured ongoing sales	82	99	512	49	134	149	385	693	668
Total buyouts [2]	—	—	2	1	1	29	25	2	55
Total sales	$82	$99	$514	$50	$135	$178	$410	$695	$723
RATIOS, EXCLUDING BUYOUTS
Group disability loss ratio [3]	68.4%	64.2%	68.4%	65.1%	65.3%	62.6%	71.5%	67.0%	66.4%
Group life loss ratio [4]	110.9%	83.6%	108.3%	102.0%	87.5%	85.9%	74.6%	100.9%	82.6%
Total loss ratio	84.7%	71.4%	84.3%	80.2%	73.8%	72.0%	71.9%	80.1%	72.6%
Expense ratio [5]	25.2%	25.1%	25.3%	24.6%	24.3%	25.6%	26.2%	25.2%	25.4%
[1]Includes other group coverages such as retiree health insurance, critical illness, accident, hospital indemnity and participant accident coverages.
[2]Takeover of open claim liabilities and other non-recurring premium amounts. The nine months ended September 30, 2020 included buyout premiums primarily from two large accounts.
[3]Includes losses (benefits) on short-term disability claims related to COVID-19 of 2.1 points and (2.0) points, respectively, for the three months ended September 30, 2021 and 2020 and 1.0 points and (0.7) points, respectively, for the nine months ended September 30, 2021 and 2020.
[4]Includes incurred losses from excess mortality, primarily caused by direct and indirect impacts of COVID-19, of 35.9 points and 7.1 points, respectively, for the three months ended September 30, 2021 and 2020 and 23.5 points and 4.8 points, respectively, for the nine months ended September 30, 2021 and 2020.
[5]Integration and transaction costs related to the acquisition of Aetna's U.S. group life and disability business are not included in the expense ratio.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
HARTFORD FUNDS
INCOME STATEMENTS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Investment management fees	$229	$221	$208	$194	$182	$165	$178	$658	$525
Shareholder servicing fees	26	25	24	22	22	20	22	75	64
Other revenue	53	50	51	50	47	43	48	154	138
Net realized gains (losses)	(3)	2	2	6	5	8	(11)	1	2
Total revenues	305	298	285	272	256	236	237	888	729
Sub-advisory expense	83	81	75	70	66	60	64	239	190
Employee compensation and benefits	31	33	37	30	29	28	32	101	89
Distribution and service	94	92	90	84	82	75	80	276	237
General, administrative and other	27	25	25	23	24	23	17	77	64
Total expenses	235	231	227	207	201	186	193	693	580
Income before income taxes	70	67	58	65	55	50	44	195	149
Income tax expense	14	15	11	14	11	11	8	40	30
Net income	$56	$52	$47	$51	$44	$39	$36	$155	$119
Adjustments to reconcile net income to core earnings:
Net realized losses (gains), excluded from core earnings, before tax	3	(2)	(2)	(6)	(5)	(8)	11	(1)	(2)
Income tax expense (benefit) [1]	(1)	1	—	1	1	2	(3)	—	—
Core earnings	$58	$51	$45	$46	$40	$33	$44	$154	$117
Daily average Hartford Funds AUM	$155,041	$150,527	$143,164	$130,485	$122,528	$110,864	$119,632	$149,599	$117,693
Return on assets (bps, net of tax) [2]
Net income	14.4	13.8	13.1	15.6	14.4	14.1	12.0	13.8	13.5
Core earnings*	15.0	13.6	12.6	14.1	13.1	11.9	14.7	13.7	13.3
ROE
Net income available to common stockholders [3]	56.9%	54.3%	52.9%	49.9%	48.2%	48.2%	50.2%
Adjustments to reconcile net income available to common stockholders to core earnings:
Net realized losses (gains) excluded from core earnings, before tax	(2.0%)	(4.3%)	(6.3%)	(2.4%)	(0.9%)	0.3%	3.0%
Income tax expense (benefit) [1]	0.3%	0.9%	1.2%	0.3%	—%	(0.3%)	(1.0)%
Impact of AOCI, excluded from core earnings ROE	0.4%	0.3%	(0.2%)	0.3%	0.3%	0.1%	(0.7)%
Core earnings [3]	55.6%	51.2%	47.6%	48.1%	47.6%	48.3%	51.5%
[1]Represents federal income tax expense (benefit) related to before tax items not included in core earnings.
[2]Represents annualized earnings divided by daily average assets under management ("AUM"), as measured in basis points ("bps") which represents one hundredth of one percent.
[3]Net income ROE and core earnings ROE are calculated by allocating a portion of debt, interest expense, preferred stock and preferred stock dividends accounted for within Corporate to Hartford Funds.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
HARTFORD FUNDS
ASSET VALUE ROLLFORWARD
ASSETS UNDER MANAGEMENT BY ASSET CLASS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Equity Funds
Beginning balance	$93,448	$87,456	$82,123	$70,649	$66,838	$55,076	$71,629	$82,123	$71,629
Sales	4,757	5,927	6,202	4,303	3,545	5,038	5,313	16,886	13,896
Redemptions	(5,076)	(4,461)	(5,191)	(4,873)	(5,102)	(5,083)	(5,701)	(14,728)	(15,886)
Net flows	(319)	1,466	1,011	(570)	(1,557)	(45)	(388)	2,158	(1,990)
Change in market value and other	(1,529)	4,526	4,322	12,044	5,368	11,807	(16,165)	7,319	1,010
Ending balance	$91,600	$93,448	$87,456	$82,123	$70,649	$66,838	$55,076	$91,600	$70,649
Fixed Income Funds
Beginning balance	$18,913	$17,705	$17,034	$15,655	$14,771	$14,558	$16,130	$17,034	$16,130
Sales	1,708	2,098	2,258	2,108	1,640	1,667	1,782	6,064	5,089
Redemptions	(996)	(1,121)	(1,486)	(1,142)	(1,121)	(2,241)	(2,632)	(3,603)	(5,994)
Net flows	712	977	772	966	519	(574)	(850)	2,461	(905)
Change in market value and other	7	231	(101)	413	365	787	(722)	137	430
Ending balance	$19,632	$18,913	$17,705	$17,034	$15,655	$14,771	$14,558	$19,632	$15,655
Multi-Strategy Investments Funds [1]
Beginning balance	$23,039	$22,170	$22,645	$21,116	$20,526	$18,407	$21,332	$22,645	$21,332
Sales	621	629	738	688	693	801	1,026	1,988	2,520
Redemptions	(706)	(718)	(1,751)	(798)	(841)	(733)	(1,145)	(3,175)	(2,719)
Net flows	(85)	(89)	(1,013)	(110)	(148)	68	(119)	(1,187)	(199)
Change in market value and other	(29)	958	538	1,639	738	2,051	(2,806)	1,467	(17)
Ending balance	$22,925	$23,039	$22,170	$22,645	$21,116	$20,526	$18,407	$22,925	$21,116
Exchange-traded Products ("ETP") AUM
Beginning balance	$3,111	$2,923	$2,825	$2,621	$2,586	$2,574	$3,442	$2,825	$3,442
Net flows	(13)	86	4	(5)	(80)	(124)	(67)	77	(271)
Change in market value and other	31	102	94	209	115	136	(801)	227	(550)
Ending balance	$3,129	$3,111	$2,923	$2,825	$2,621	$2,586	$2,574	$3,129	$2,621
Mutual Fund and ETP AUM
Beginning balance	$138,511	$130,254	$124,627	$110,041	$104,721	$90,615	$112,533	$124,627	$112,533
Sales - mutual fund	7,086	8,654	9,198	7,099	5,878	7,506	8,121	24,938	21,505
Redemptions - mutual fund	(6,778)	(6,300)	(8,428)	(6,813)	(7,064)	(8,057)	(9,478)	(21,506)	(24,599)
Net flows - ETP	(13)	86	4	(5)	(80)	(124)	(67)	77	(271)
Net flows - mutual fund and ETP	295	2,440	774	281	(1,266)	(675)	(1,424)	3,509	(3,365)
Change in market value and other	(1,520)	5,817	4,853	14,305	6,586	14,781	(20,494)	9,150	873
Ending balance	137,286	138,511	130,254	124,627	110,041	104,721	90,615	137,286	110,041
Talcott Resolution life and annuity separate account AUM [2]	14,800	15,282	14,944	14,809	13,669	13,123	11,538	14,800	13,669
Hartford Funds AUM	$152,086	$153,793	$145,198	$139,436	$123,710	$117,844	$102,153	$152,086	$123,710
[1]Includes balanced, allocation, and alternative investment products.
[2]Represents AUM of the life and annuity business sold in May 2018 that is still managed by the Company's Hartford Funds segment.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
CORPORATE
INCOME STATEMENTS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Fee income [1]	$12	$14	$12	$11	$13	$12	$13	$38	$38
Other revenue (loss) [2]	—	(2)	(8)	(1)	(21)	73	2	(10)	54
Net investment income	2	3	3	6	3	4	9	8	16
Net realized gains (losses)	3	61	6	24	13	24	(39)	70	(2)
Total revenues	17	76	13	40	8	113	(15)	106	106
Benefits, losses and loss adjustment expenses [3]	1	2	1	2	1	6	6	4	13
Insurance operating costs and other expenses [1]	17	45	13	17	9	29	21	75	59
Interest expense	58	57	57	57	58	57	64	172	179
Restructuring and other costs	(12)	—	11	17	87	—	—	(1)	87
Total expenses	64	104	82	93	155	92	91	250	338
Income (loss) before income taxes	(47)	(28)	(69)	(53)	(147)	21	(106)	(144)	(232)
Income tax expense (benefit)	(15)	(7)	(11)	(12)	(39)	3	(15)	(33)	(51)
Net income (loss)	(32)	(21)	(58)	(41)	(108)	18	(91)	(111)	(181)
Preferred stock dividends	6	5	5	5	6	5	5	16	16
Net income (loss) available to common stockholders	(38)	(26)	(63)	(46)	(114)	13	(96)	(127)	(197)
Adjustments to reconcile net income available to common stockholders to core earnings:
Net realized losses (gains), excluded from core earnings, before tax	(2)	(62)	(6)	(24)	(12)	(26)	40	(70)	2
Integration and other non-recurring M&A costs, before tax [4]	2	30	—	—	—	—	—	32	—
Restructuring and other costs, before tax	(12)	—	11	17	87	—	—	(1)	87
Income tax expense (benefit) [5]	3	6	(2)	2	(18)	7	(8)	7	(19)
Core losses	$(47)	$(52)	$(60)	$(51)	$(57)	$(6)	$(64)	$(159)	$(127)
[1]Includes investment management fees and expenses related to managing third party business, including management of the invested assets of Talcott Resolution.
[2]The three months ended September 30, 2020 included $(21) of income (loss) before tax, and the nine months ended September 30, 2021 and 2020 included $(11) and $43, respectively, of income (loss) before tax from the Company's retained 9.7% equity interest in Hopmeadow Holdings LP, the limited partnership that acquired Talcott Resolution in May 2018 (collectively referred to as "Talcott Resolution"). The Company sold its retained equity interest on June 30, 2021 and the gain on sale of $46, before tax, is included in realized gains (losses) in the nine months ended September 30, 2021.
[3]Includes benefits, losses and loss adjustment expenses for run-off structured settlement and terminal funding agreement liabilities.
[4]See note [3] on page 2 for explanation of the integration and other non-recurring M&A costs in the three and nine months ended September 30, 2021.
[5]Represents federal income tax expense (benefit) related to before tax items not included in core earnings.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
INVESTMENT INCOME BEFORE TAX
CONSOLIDATED

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net Investment Income (Loss)
Fixed maturities [1]
Taxable	$269	$273	$279	$280	$287	$280	$298	$821	$865
Tax-exempt	63	65	70	69	72	77	79	198	228
Total fixed maturities	332	338	349	349	359	357	377	1,019	1,093
Equity securities	23	10	10	12	9	6	12	43	27
Mortgage loans	45	45	43	44	44	42	42	133	128
Limited partnerships and other alternative investments [2]	259	191	112	152	83	(71)	58	562	70
Other [3]	11	18	14	19	14	21	(12)	43	23
Subtotal	670	602	528	576	509	355	477	1,800	1,341
Investment expense	(20)	(21)	(19)	(20)	(17)	(16)	(18)	(60)	(51)
Total net investment income	$650	$581	$509	$556	$492	$339	$459	$1,740	$1,290
Annualized investment yield, before tax [4]	4.8%	4.4%	3.8%	4.3%	3.8%	2.7%	3.7%	4.3%	3.4%
Annualized limited partnerships and other alternative investment yield, before tax [4]	39.6%	32.5%	21.1%	32.3%	18.3%	(15.3%)	13.2%	33.7%	5.2%
Annualized investment yield, before tax, excluding limited partnership and other alternative investments [4]*	3.0%	3.1%	3.1%	3.2%	3.3%	3.4%	3.3%	3.1%	3.3%
Annualized investment yield, net of tax [4]	3.9%	3.6%	3.1%	3.5%	3.2%	2.2%	3.0%	3.6%	2.8%
Annualized investment yield, net of tax, excluding limited partnership and other alternative investments [4]*	2.5%	2.5%	2.6%	2.6%	2.7%	2.8%	2.7%	2.5%	2.7%
Average reinvestment rate [5]	2.6%	2.5%	2.3%	2.5%	2.1%	2.7%	2.9%	2.5%	2.5%
Average sales/maturities yield [6]	3.1%	2.9%	2.9%	3.2%	3.5%	3.6%	3.3%	3.0%	3.5%
Portfolio duration (in years) [7]	4.5	4.6	4.8	4.9	5.0	5.0	4.8	4.5	5.0
[1]Includes income on short-term investments.
[2]Other alternative investments include an insurer-owned life insurance policy, which is primarily invested in fixed income, private equity, and hedge funds.
[3]Includes changes in fair value of certain equity fund investments and income from derivatives that qualify for hedge accounting and are used to hedge fixed maturities.
[4]Represents annualized net investment income divided by the monthly average invested assets at amortized cost as applicable, excluding repurchase agreement and securities lending collateral, if any, and derivatives book value.
[5]Represents the annualized yield on fixed maturities and mortgage loans that were purchased during the respective period. Excludes U.S. Treasury securities and repurchase agreement and securities lending collateral, if any.
[6]Represents the annualized yield on fixed maturities and mortgage loans that were sold, matured, or redeemed, including calls and pay-downs, during the respective period. Excludes U.S. Treasury securities, cash equivalent securities, and repurchase agreement and securities lending collateral, if any.
[7]Excludes certain short-term investments.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
INVESTMENT INCOME BEFORE TAX
PROPERTY & CASUALTY

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net Investment Income (Loss)
Fixed maturities [1]
Taxable	$200	$203	$207	$207	$210	$206	$216	$610	$632
Tax-exempt	47	49	52	52	53	57	58	148	168
Total fixed maturities	247	252	259	259	263	263	274	758	800
Equity securities	18	8	7	7	6	3	10	33	19
Mortgage loans	31	32	30	30	31	30	29	93	90
Limited partnerships and other alternative investments [2]	198	151	84	128	72	(62)	48	433	58
Other [3]	8	15	12	15	12	19	(14)	35	17
Subtotal	502	458	392	439	384	253	347	1,352	984
Investment expense	(15)	(16)	(14)	(14)	(13)	(11)	(13)	(45)	(37)
Total net investment income	$487	$442	$378	$425	$371	$242	$334	$1,307	$947
Annualized investment yield, before tax [4]	4.8%	4.5%	3.9%	4.4%	3.9%	2.6%	3.6%	4.4%	3.4%
Annualized limited partnerships and other alternative investment yield, before tax [4]	37.3%	31.4%	19.2%	32.9%	19.2%	(15.9%)	13.1%	31.6%	5.2%
Annualized investment yield, before tax, excluding limited partnership and other alternative investments [4]	3.0%	3.1%	3.2%	3.2%	3.3%	3.5%	3.2%	3.1%	3.3%
Annualized investment yield, net of tax [4]	4.0%	3.7%	3.2%	3.6%	3.3%	2.2%	3.0%	3.6%	2.8%
Annualized investment yield, net of tax, excluding limited partnership and other alternative investments [4]	2.5%	2.6%	2.6%	2.6%	2.7%	2.9%	2.7%	2.5%	2.7%
Average reinvestment rate [5]	2.6%	2.5%	2.3%	2.6%	2.0%	2.7%	2.9%	2.4%	2.4%
Average sales/maturities yield [6]	3.0%	2.9%	2.8%	3.0%	3.4%	3.5%	3.2%	2.9%	3.4%
Portfolio duration (in years) [7]	4.5	4.5	4.7	4.9	5.0	4.9	4.7	4.5	5.0
Footnotes [1] through [7] are explained on page 26.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
INVESTMENT INCOME BEFORE TAX
GROUP BENEFITS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net Investment Income (Loss)
Fixed maturities [1]
Taxable	$69	$69	$71	$72	$76	$73	$76	$209	$225
Tax-exempt	14	15	16	16	17	18	19	45	54
Total fixed maturities	83	84	87	88	93	91	95	254	279
Equity securities	4	1	2	1	2	1	1	7	4
Mortgage loans	14	13	13	14	13	12	13	40	38
Limited partnerships and other alternative investments [2]	61	40	28	24	11	(9)	10	129	12
Other [3]	2	3	2	3	2	2	1	7	5
Subtotal	164	141	132	130	121	97	120	437	338
Investment expense	(5)	(5)	(5)	(6)	(4)	(5)	(5)	(15)	(14)
Total net investment income	$159	$136	$127	$124	$117	$92	$115	$422	$324
Annualized investment yield, before tax [4]	5.4%	4.7%	4.4%	4.3%	4.1%	3.2%	4.0%	4.8%	3.7%
Annualized limited partnerships and other alternative investment yield, before tax [4]	49.7%	37.1%	29.8%	29.4%	13.8%	(12.4%)	14.0%	42.9%	5.0%
Annualized investment yield, before tax, excluding limited partnership and other alternative investments [4]	3.5%	3.5%	3.5%	3.5%	3.8%	3.6%	3.7%	3.5%	3.7%
Annualized investment yield, net of tax [4]	4.4%	3.8%	3.5%	3.5%	3.3%	2.6%	3.3%	3.9%	3.1%
Annualized investment yield, net of tax, excluding limited partnership and other alternative investments [4]	2.8%	2.8%	2.9%	2.9%	3.1%	3.0%	3.0%	2.8%	3.0%
Average reinvestment rate [5]	2.9%	2.7%	2.8%	2.7%	2.4%	3.3%	3.2%	2.8%	2.9%
Average sales/maturities yield [6]	3.5%	3.4%	3.3%	4.0%	3.8%	3.9%	4.0%	3.4%	3.9%
Portfolio duration (in years) [7]	5.6	5.7	5.8	6.0	6.2	6.1	5.9	5.6	6.2
Footnotes [1] through [7] are explained on page 26.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NET INVESTMENT INCOME
CONSOLIDATED

	THREE MONTHS ENDED							NINE MONTHS ENDED
Net Investment Income by Segment	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net Investment Income
Commercial Lines	$421	$382	$327	$363	$316	$204	$277	$1,130	$797
Personal Lines	44	40	35	47	41	28	41	119	110
P&C Other Operations	22	20	16	15	14	10	16	58	40
Total Property & Casualty	487	442	378	425	371	242	334	1,307	947
Group Benefits	159	136	127	124	117	92	115	422	324
Hartford Funds	2	—	1	1	1	1	1	3	3
Corporate	2	3	3	6	3	4	9	8	16
Total net investment income by segment	$650	$581	$509	$556	$492	$339	$459	$1,740	$1,290

	THREE MONTHS ENDED							NINE MONTHS ENDED
Net Investment Income (Loss) From Limited Partnerships and Other Alternative Investments	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Total Property & Casualty	$198	$151	$84	$128	$72	$(62)	$48	$433	$58
Group Benefits	61	40	28	24	11	(9)	10	129	12
Total net investment income (loss) from limited partnerships and other alternative investments [1]	$259	$191	$112	$152	$83	$(71)	$58	$562	$70
[1]Amounts are included above in total net investment income by segment.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
COMPONENTS OF NET REALIZED GAINS (LOSSES)
CONSOLIDATED

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net Realized Gains (Losses)
Gross gains on sales	$63	$68	$31	$54	$27	$96	$78	$162	$201
Gross losses on sales	(8)	(15)	(31)	(8)	(12)	(22)	(8)	(54)	(42)
Equity securities [1]	3	88	43	55	42	75	(386)	134	(269)
Net credit losses on fixed maturities, AFS	—	—	4	5	(1)	(20)	(12)	4	(33)
Change in ACL on mortgage loans	(2)	10	4	—	5	(22)	(2)	12	(19)
Intent-to-sell impairments	—	—	—	—	—	—	(5)	—	(5)
Other net gains (losses) [2]	14	(4)	29	(4)	(55)	2	104	39	51
Total net realized gains (losses)	70	147	80	102	6	109	(231)	297	(116)
Net realized gains, included in core earnings, before tax	(2)	1	(3)	(1)	—	(2)	(1)	(4)	(3)
Total net gains (losses) excluded from core earnings, before tax	68	148	77	101	6	107	(232)	293	(119)
Income tax benefit (expense) related to net realized gains (losses) excluded from core earnings	(14)	(32)	(15)	(21)	5	(21)	48	(61)	32
Total net realized gains (losses) excluded from core earnings, after tax	$54	$116	$62	$80	$11	$86	$(184)	$232	$(87)
[1]Includes all changes in fair value and trading gains and losses for equity securities.
[2]Includes changes in value of non-qualifying derivatives, including credit derivatives, interest rate derivatives used to manage duration, and equity derivatives. Also includes periodic net coupon settlements on credit derivatives, which are included in core earnings, as well as transactional foreign currency revaluation. Includes realized losses on the sale of Continental Europe Operations of $19 and $51 for the three months ended June 30, 2021 and September 30, 2020, respectively. Also includes a realized gain on the sale of the Company's 9.7% retained interest in Talcott Resolution, of $46, before tax, for the three months ended June 30, 2021.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
COMPOSITION OF INVESTED ASSETS
CONSOLIDATED

	Sept 30 2021		Jun 30 2021		Mar 31 2021		Dec 31 2020		Sept 30 2020
	Amount [1]	Percent	Amount	Percent	Amount	Percent	Amount [1]	Percent	Amount	Percent
Total investments	$57,574	100.0%	$56,787	100.0%	$55,727	100.0%	$56,532	100.0%	$54,778	100.0%
Asset-backed securities	$1,207	2.7%	$1,321	3.0%	$1,435	3.2%	$1,564	3.5%	$1,490	3.4%
Collateralized loan obligations	3,011	6.9%	3,100	7.0%	3,049	7.0%	2,780	6.2%	2,449	5.6%
Commercial mortgage-backed securities	4,191	9.5%	4,095	9.3%	4,167	9.5%	4,484	9.9%	4,444	10.1%
Corporate	18,861	43.0%	19,161	43.5%	19,495	44.8%	20,273	45.0%	19,416	44.1%
Foreign government/government agencies	953	2.2%	873	2.0%	868	2.0%	919	2.0%	984	2.2%
Municipal [2]	8,878	20.2%	9,161	20.8%	9,214	21.1%	9,503	21.1%	9,310	21.1%
Residential mortgage-backed securities	3,286	7.4%	3,520	8.0%	4,025	9.3%	4,107	9.2%	4,548	10.3%
U.S. Treasuries	3,555	8.1%	2,792	6.4%	1,354	3.1%	1,405	3.1%	1,403	3.2%
Total fixed maturities, AFS	$43,942	100.0%	$44,023	100.0%	$43,607	100.0%	$45,035	100.0%	$44,044	100.0%
U.S. government/government agencies	$6,640	15.1%	$6,031	13.7%	$4,837	11.1%	$5,214	11.6%	$5,650	12.8%
AAA	6,183	14.1%	6,350	14.4%	6,759	15.5%	6,848	15.2%	6,789	15.4%
AA	7,794	17.7%	8,030	18.2%	8,327	19.1%	8,453	18.8%	8,152	18.5%
A	11,068	25.2%	11,175	25.4%	11,109	25.5%	11,595	25.7%	11,414	25.9%
BBB	9,895	22.5%	10,145	23.1%	10,359	23.7%	10,856	24.1%	10,291	23.4%
BB	1,769	4.0%	1,724	3.9%	1,604	3.7%	1,507	3.3%	1,222	2.8%
B	550	1.3%	521	1.2%	557	1.3%	523	1.2%	480	1.1%
CCC	38	0.1%	41	0.1%	47	0.1%	31	0.1%	37	0.1%
CC & below	5	—%	6	—%	8	—%	8	—%	9	—%
Total fixed maturities, AFS	$43,942	100.0%	$44,023	100.0%	$43,607	100.0%	$45,035	100.0%	$44,044	100.0%
[1]Amount represents the value at which the assets are presented in the Consolidating Balance Sheets (page 4).
[2]Primarily comprised of $6.6 billion in Property & Casualty, $2.1 billion in Group Benefits, and $0.2 billion in Corporate as of September 30, 2021.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
INVESTED ASSET EXPOSURES
SEPTEMBER 30, 2021

	Cost or Amortized Cost	Fair Value	Percent of Total Invested Assets
Top Ten Corporate Fixed Maturity, AFS and Equity Exposures by Sector
Financial services	$4,977	$5,232	9.1%
Technology and communications	2,948	3,191	5.5%
Consumer non-cyclical	2,682	2,874	5.0%
Utilities	1,880	2,042	3.5%
Energy [1]	1,459	1,585	2.8%
Capital goods	1,466	1,560	2.7%
Consumer cyclical	1,351	1,420	2.5%
Basic industry	793	836	1.5%
Transportation	741	793	1.4%
Other	916	944	1.6%
Total	$19,213	$20,477	35.6%
Top Ten Exposures by Issuer [2]
Government of Canada	$277	$279	0.5%
Apple Inc.	213	236	0.4%
IBM Corporation	201	220	0.4%
Bank of America Corporation	190	206	0.4%
Comcast Corporation	169	192	0.3%
Morgan Stanley	170	186	0.3%
State of California	169	185	0.3%
New York City Municipal Water Finance Authority	176	184	0.3%
Hyundai Motor Company	173	172	0.3%
JPMorgan Chase & Company	165	171	0.3%
Total	$1,903	$2,031	3.5%
[1]Excludes investments in foreign government, government agency securities or other fixed maturities that are correlated to energy exposure but are not direct obligations of, or exposures to, energy-related companies.
[2]Excludes U.S. government and government agency securities, mortgage obligations issued by government sponsored agencies, cash equivalent securities, exchange-traded mutual funds, and exposures resulting from derivative transactions.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
APPENDIX
BASIS OF PRESENTATION AND DEFINITIONS
All amounts are in millions, except for per share and ratio information, unless otherwise stated. Amounts presented throughout this document have been rounded for presentation purposes.
The Hartford Financial Services Group, Inc. (the "Company", "we", or "our") currently conducts business principally in five reporting segments: Commercial Lines, Personal Lines, Property & Casualty Other Operations ("P&C Other Operations"), Group Benefits and Hartford Funds, as well as a Corporate category.
Property & Casualty ("P&C") businesses consist of three reporting segments: Commercial Lines, Personal Lines and P&C Other Operations. Commercial Lines provides workers’ compensation, property, automobile, general liability, umbrella, professional liability, bond, marine, livestock and accident and health reinsurance to businesses in the United States ("U.S.") and internationally. Commercial Lines generally consists of products written for small businesses, middle market companies as well as national and multi-national accounts, largely distributed through retail agents and brokers, wholesale agents and global and specialty reinsurance brokers. Small commercial and middle market lines within middle & large commercial are generally referred to as standard commercial lines. Global specialty provides a variety of customized insurance products, including reinsurance. Personal Lines provides automobile, homeowners and personal umbrella coverages to individuals across the U.S., including a special program designed exclusively for members of AARP. P&C Other Operations includes certain property and casualty operations, managed by the Company, that have discontinued writing new business and represent approximately 90% of the Company's asbestos and environmental exposures.
Group Benefits provides group life, accident and disability coverage, group retiree health and voluntary benefits to individual members of employer groups and associations. Group Benefits offers disability underwriting, administration, claims processing and reinsurance to other insurers and self-funded employer plans.
Hartford Funds provides investment management, administration, distribution and related services to investors through investment products in domestic markets. Mutual fund and exchange-traded products are sold primarily through retail, bank trust and registered investment advisor channels.
The Company includes in the Corporate category reserves for run-off structured settlement and terminal funding agreement liabilities, restructuring costs, capital raising activities (including equity financing, debt financing and related interest expense), transaction expenses incurred in connection with an acquisition, certain M&A costs, purchase accounting adjustments related to goodwill, and other expenses not allocated to the reporting segments. Corporate also includes investment management fees and expenses related to managing third party business, including management of the invested assets of Talcott Resolution Life, Inc. and its subsidiaries. In addition, up until June 30, 2021 when the investment was sold, Corporate included a 9.7% ownership interest in Hopmeadow Holdings, LP the legal entity that acquired the life and annuity business in May 2018 (Hopmeadow Holdings, LP, Talcott Resolution Life Inc., and its subsidiaries are collectively referred to as "Talcott Resolution").
Certain operating and statistical measures for P&C Commercial Lines and for Personal Lines have been incorporated herein to provide supplemental data that indicate current trends in the Company's business. These measures include policies in-force, net new business premium, gross new business premium, policy count retention, policy count retention, net of cancellations, and renewal written price increases. Policy count retention represents the ratio of the number of renewal policies issued during the current year period divided by the number of policies issued in the previous calendar period before considering policies cancelled subsequent to renewal. Policy count retention, net of cancellations represents the ratio of the number of renewal policies issued net of cancellations during the current year period divided by the number of policies issued net of cancellations in the previous calendar period. Renewal written price increases for Commercial Lines represent the combined effect of rate changes, amount of insurance and individual risk pricing decisions per unit of exposure since the prior year on policies that renewed. For Personal Lines, renewal written price increases represent the total change in premium per policy since the prior year on those policies that renewed and includes the combined effect of rate changes, amount of insurance and other changes in exposure. For Personal Lines, other changes in exposure include, but are not limited to, the effect of changes in number of drivers, vehicles and incidents, as well as changes in customer policy elections, such as deductibles and limits. Net new business premium represents the amount of premiums charged, after ceded reinsurance, for policies issued to customers who were not insured with the Company in the previous policy term. Net new business premium plus renewal written premium equals total written premium. Gross new business premium represents the amount of premiums charged, before ceded reinsurance, for policies issued to customers who were not insured with the Company in the previous policy term. Gross new business premium plus gross renewal written premium less ceded reinsurance equals total written premium. For global specialty, gross new business premium is used by management, as it is thought to be more indicative of new business growth trends, in part because global specialty includes the Global Re assumed reinsurance book of business.
The Company, along with others in the property and casualty insurance industry, uses underwriting ratios as measures of performance. The loss and loss adjustment expense ratio is the ratio of losses and loss adjustment expenses to earned premiums. The expense ratio is the ratio of underwriting expenses less fee income to earned premiums. Underwriting expenses included in the expense ratio consists of amortization of deferred policy acquisition costs and insurance operating costs and expenses, including certain centralized services and bad debt expense, but excluding integration and other non-recurring M&A costs. The policyholder dividend ratio is the ratio of policyholder dividends to earned premiums. The combined ratio is the sum of the loss and loss adjustment expense ratio, the expense ratio and the policyholder dividend ratio. These ratios are relative measurements that describe the related cost of losses, expenses and policyholder dividends for every $100 of earned premiums. A combined ratio below 100 demonstrates underwriting profit; a combined ratio above 100 demonstrates underwriting losses. The current accident year catastrophe ratio (a component of the loss ratio) represents the ratio of catastrophe losses and loss adjustment expenses incurred in the current accident year to earned premiums. The prior accident year loss and loss adjustment expense ratio (a component of the loss ratio) represents the increase (decrease) in the estimated cost of settling catastrophe and non-catastrophe claims incurred in prior accident years as recorded in the current calendar year divided by earned premiums.
A catastrophe is a severe loss, resulting from natural or man-made events, including risks such as fire, earthquake, windstorm, explosion, terrorist attack, civil unrest and similar events. Each catastrophe has unique characteristics and the events are unpredictable as to timing or loss amount. Catastrophe losses are not included in either earnings or in losses and loss adjustment expense reserves prior to occurrence of the catastrophe event. The Company believes that a discussion of the effect of catastrophes is meaningful for investors to understand the variability of periodic earnings. For U.S. events, a catastrophe is an event that causes $25 or more in industry insured property losses and affects a significant number of property and casualty policyholders and insurers, as defined by the Property Claim Service office of Verisk. For international events, the Company's approach is similar, informed, in part, by how Lloyd's of London defines catastrophes. The Company does not treat incurred benefits and losses arising from the COVID-19 pandemic as catastrophe losses.
The Company, along with others in the insurance industry, uses loss and expense ratios as measures of the Group Benefits segment's performance. The loss ratio is the ratio of benefits, losses and loss adjustment expenses, excluding those related to buyout premiums, to premiums and other considerations, excluding buyout premiums. The expense ratio is the ratio of insurance operating costs and other expenses (excluding integration and other non-recurring M&A costs) to premiums and other considerations, excluding buyout premiums. Buyout premiums represent takeover of open claim liabilities and other non-recurring premium amounts.The Hartford Funds segment provides supplemental data on sales, redemptions, net flows and account value that indicate current trends in that segment.

DISCUSSION OF NON-GAAP AND OTHER FINANCIAL MEASURES
The Company uses non-GAAP and other financial measures in this Investor Financial Supplement to assist investors in analyzing the Company's operating performance. Because the Company's calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing the Company's non-GAAP and other financial measures to those of other companies. Non-GAAP measures are indicated with an asterisk the first time they appear in this document.
Core earnings- The Hartford uses the non-GAAP measure core earnings as an important measure of the Company’s operating performance. The Hartford believes that core earnings provides investors with a valuable measure of the performance of the Company’s ongoing businesses because it reveals trends in our insurance and financial services businesses that may be obscured by including the net effect of certain items. Therefore, the following items are excluded from core earnings:
•Certain realized gains and losses - Some realized gains and losses are primarily driven by investment decisions and external economic developments, the nature and timing of which are unrelated to the insurance and underwriting aspects of our business. Accordingly, core earnings excludes the effect of all realized gains and losses that tend to be highly variable from period to period based on capital market conditions. The Hartford believes, however, that some realized gains and losses are integrally related to our insurance operations, so core earnings includes net realized gains and losses such as net periodic settlements on credit derivatives. These net realized gains and losses are directly related to an offsetting item included in the income statement such as net investment income.
•Restructuring and other costs - Costs incurred as part of a restructuring plan are not a recurring operating expense of the business.
•Loss on extinguishment of debt - Largely consisting of make-whole payments or tender premiums upon paying debt off before maturity, these losses are not a recurring operating expense of the business.
•Gains and losses on reinsurance transactions - Gains or losses on reinsurance, such as those entered into upon sale of a business or to reinsure loss reserves, are not a recurring operating expense of the business.
•Integration and other non-recurring M&A costs - These costs, including transaction costs incurred in connection with an acquired business, are incurred over a short period of time and do not represent an ongoing operating expense of the business.
•Change in loss reserves upon acquisition of a business - These changes in loss reserves are excluded from core earnings because such changes could obscure the ability to compare results in periods after the acquisition to results of periods prior to the acquisition.
•Deferred gain resulting from retroactive reinsurance and subsequent changes in the deferred gain - Retroactive reinsurance agreements economically transfer risk to the reinsurers and including the full benefit from retroactive reinsurance in core earnings provides greater insight into the economics of the business.
•Change in valuation allowance on deferred taxes related to non-core components of pre-tax income - These changes in valuation allowances are excluded from core earnings because they relate to non-core components of pre-tax income, such as tax attributes like capital loss carryforwards.
•Results of discontinued operations - These results are excluded from core earnings for businesses sold or held for sale because such results could obscure the ability to compare period over period results for our ongoing businesses.
In addition to the above components of net income available to common stockholders that are excluded from core earnings, preferred stock dividends declared, which are excluded from net income available to common stockholders, are included in the determination of core earnings. Preferred stock dividends are a cost of financing more akin to interest expense on debt and are expected to be a recurring expense as long as the preferred stock is outstanding.
Net income (loss) and net income (loss) available to common stockholders are the most directly comparable U.S. GAAP measures to core earnings. Core earnings should not be considered as a substitute for net income (loss) or net income (loss) available to common stockholders and does not reflect the overall profitability of the Company’s business. Therefore, The Hartford believes that it is useful for investors to evaluate net income (loss), net income (loss) available to common stockholders, and core earnings when reviewing the Company’s performance. A reconciliation of net income (loss) available to common stockholders to core earnings is set forth on page 2.
Core earnings per share-This is a non-GAAP per share measure calculated using the non-GAAP financial measure core earnings rather than the GAAP measure net income. The Company believes that core earnings per share provides investors with a valuable measure of the Company's operating performance for the same reasons applicable to its underlying measure, core earnings. Net income (loss) available to common stockholders per share (defined as "net income (loss) per share") is the most directly comparable U.S. GAAP measures. Core earnings per share should not be considered as a substitute for net income (loss) per share and does not reflect the overall profitability of the Company's business. Therefore, the Company believes that it is useful for investors to evaluate net income (loss) per share and core earnings per share when reviewing our performance. A reconciliation of net income (loss) available to common stockholders per share to core earnings per share is set forth below.

BASIC EARNINGS PER SHARE

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net Income available to common stockholders per share	$1.38	$2.54	$0.68	$1.48	$1.26	$1.29	$0.75	$4.60	$3.30
Adjustments made to reconcile net income available to common stockholders per share to core earnings per share:
Net realized losses (gains), excluded from core earnings, before tax	(0.20)	(0.42)	(0.21)	(0.28)	(0.02)	(0.30)	0.65	(0.83)	0.33
Restructuring and other costs, before tax	(0.03)	—	0.03	0.05	0.24	—	—	—	0.24
Integration and other non-recurring M&A costs, before tax	0.02	0.10	0.03	0.03	0.04	0.04	0.04	0.15	0.11
Change in deferred gain on retroactive reinsurance, before tax	0.08	0.11	0.02	0.60	0.04	0.15	0.08	0.21	0.27
Income tax expense (benefit) on items excluded from core earnings	0.03	0.03	0.02	(0.11)	(0.09)	0.04	(0.17)	0.07	(0.20)
Core earnings per share	$1.28	$2.36	$0.57	$1.77	$1.47	$1.22	$1.35	$4.20	$4.05
Core earnings per diluted share-This non-GAAP per share measure is calculated using the non-GAAP financial measure core earnings rather than the GAAP measure net income. The Company believes that core earnings per diluted share provides investors with a valuable measure of the Company's operating performance for the same reasons applicable to its underlying measure, core earnings. Net income (loss) available to common stockholders per diluted common share is the most directly comparable GAAP measures. Core earnings per diluted share should not be considered as a substitute for net income (loss) available to common stockholders per diluted common share and does not reflect the overall profitability of the Company's business. Therefore, the Company believes that it is useful for investors to evaluate net income (loss) available to common stockholders per diluted common share and core earnings per diluted share when reviewing the Company's performance. A reconciliation of net income available to common stockholders per diluted share to core earnings per diluted share is set forth below.
DILUTED EARNINGS PER SHARE

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net Income available to common stockholders per diluted share	$1.36	$2.51	$0.67	$1.47	$1.26	$1.29	$0.74	$4.54	$3.29
Adjustments made to reconcile net income available to common stockholders per diluted share to core earnings per diluted share:
Net realized losses (gains), excluded from core earnings, before tax	(0.19)	(0.41)	(0.21)	(0.28)	(0.02)	(0.30)	0.64	(0.82)	0.33
Restructuring and other costs, before tax	(0.03)	—	0.03	0.05	0.24	—	—	—	0.24
Integration and other non-recurring M&A costs, before tax	0.02	0.10	0.02	0.03	0.04	0.04	0.04	0.15	0.11
Change in deferred gain on retroactive reinsurance, before tax	0.08	0.11	0.02	0.59	0.04	0.15	0.08	0.20	0.27
Income tax expense (benefit) on items excluded from core earnings	0.02	0.02	0.03	(0.10)	(0.10)	0.04	(0.16)	0.08	(0.22)
Core earnings per diluted share	$1.26	$2.33	$0.56	$1.76	$1.46	$1.22	$1.34	$4.15	$4.02
Book value per diluted share (excluding AOCI)-This is a non-GAAP per share measure that is calculated by dividing (a) common stockholders' equity, excluding AOCI, after tax, by (b) common shares outstanding and dilutive potential common shares. The Company provides this measure to enable investors to analyze the amount of the Company's net worth that is primarily attributable to the Company's business operations. The Company believes that excluding AOCI from the numerator is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates. Book value per diluted share is the most directly comparable U.S. GAAP measure. Reconciliations of book value per common share and book value per diluted share to book value per common share, excluding AOCI and book value per diluted share, excluding AOCI, are set forth on page 1.
Core Earnings Return on Equity- The Company provides different measures of the return on stockholders' equity (ROE). Core earnings ROE is calculated based on non-GAAP financial measures. Core earnings ROE is calculated by dividing (a) the non-GAAP measure core earnings for the prior four fiscal quarters by (b) the non-GAAP measure average common stockholders' equity, excluding AOCI. Net income ROE is the most directly comparable U.S. GAAP measure. The Company excludes AOCI in the calculation of core earnings ROE to provide investors with a measure of how effectively the Company is investing the portion of the Company's net worth that is primarily attributable to the Company's business operations. The Company provides to investors return on equity measures based on its non-GAAP core earnings financial measure for the reasons set forth in the core earnings definition. A reconciliation of Net income (loss) ROE to Core earnings ROE is set forth below:

	LAST TWELVE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020
Net income ROE	12.3%	12.3%	10.5%	10.0%	10.4%	11.3%	11.8%
Adjustments to reconcile net income (loss) ROE to core earnings ROE:
Net realized losses (gains), excluded from core earnings, before tax	(2.3%)	(1.9%)	(1.8%)	0.1%	0.3%	(0.2%)	—%
Restructuring and other costs, before tax	0.1%	0.7%	0.7%	0.6%	0.5%	—%	—%
Loss on extinguishment of debt, before tax	—%	—%	—%	—%	—%	0.6%	0.6%
Loss on reinsurance transaction, before tax	—%	—%	—%	—%	—%	—%	0.6%
Integration and other non-recurring M&A costs, before tax	0.4%	0.4%	0.3%	0.3%	0.4%	0.5%	0.6%
Changes in loss reserves upon acquisition of a business, before tax	—%	—%	—%	—%	—%	—%	0.7%
Change in deferred gain on retroactive reinsurance, before tax	1.6%	1.6%	1.8%	1.8%	0.7%	0.6%	0.3%
Income tax benefit on items not included in core earnings	(0.1%)	(0.3%)	(0.3%)	(0.7%)	(0.4%)	(0.3%)	(0.6)%
Impact of AOCI, excluded from denominator of core earnings ROE	0.5%	0.3%	(0.3%)	0.6%	0.4%	0.2%	(0.7)%
Core earnings ROE	12.5%	13.1%	10.9%	12.7%	12.3%	12.7%	13.3%
Common stockholders' equity, excluding AOCI- This non-GAAP measure is calculated as total stockholders' equity less preferred stock and AOCI. Total stockholders' equity is the most directly comparable GAAP measure. The Company provides this measure to enable investors to analyze the amount of the Company's net worth that is primarily attributable to the Company's business operations. The Company believes that excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates. A reconciliation of common stockholders' equity to its most directly comparable GAAP measure, total stockholders' equity, is set forth on page 5.
Total capitalization, excluding AOCI, net of tax- This non-GAAP measure is calculated as total debt plus total stockholders' equity, excluding the impacts of AOCI included in shareholders’ equity. Total capitalization, including AOCI, net of tax is the most directly comparable GAAP measure. Total debt to capitalization ratio excluding, AOCI is calculated by dividing total debt to total capitalization excluding, AOCI, net of tax. The Company provides this measure to enable investors to analyze the Company’s financial leverage. The Company believes that excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates. Reconciliations of capitalization metrics, are set forth on page 5.
Underwriting gain (loss)- The Hartford's management evaluates profitability of the Commercial and Personal Lines segments primarily on the basis of underwriting gain or loss. Underwriting gain (loss) is a before tax non-GAAP measure that represents earned premiums less incurred losses, loss adjustment expenses and underwriting expenses. Net income (loss) is the most directly comparable GAAP measure. Underwriting gain (loss) is influenced significantly by earned premium growth and the adequacy of The Hartford's pricing. Underwriting profitability over time is also greatly influenced by The Hartford's underwriting discipline, as management strives to manage exposure to loss through favorable risk selection and diversification, effective management of claims, use of reinsurance and its ability to manage its expenses. The Hartford believes that the measure underwriting gain (loss) provides investors with a valuable measure of profitability, before tax, derived from underwriting activities, which are managed separately from the Company's investing activities. Reconciliations of net income (loss) to underwriting gain (loss) for the Company's P&C businesses are set forth below.
Underlying underwriting gain (loss)-This non-GAAP measure of underwriting profitability represents underwriting gain (loss) before current accident year catastrophes, PYD and current accident year change in loss reserves upon acquisition of a business. The most directly comparable GAAP measure is net income (loss). The Company believes underlying underwriting gain (loss) is important to understand the Company’s periodic earnings because the volatile and unpredictable nature (i.e., the timing and amount) of catastrophes and prior accident year reserve development could obscure underwriting trends. The changes to loss reserves upon acquisition of a business are also excluded from underlying underwriting gain (loss) because such changes could obscure the ability to compare results in periods after the acquisition to results of periods prior to the acquisition as such trends are valuable to our investors' ability to assess the Company's financial performance. Reconciliation of net income (loss) to underlying underwriting gain (loss) for the Company's P&C businesses are set forth below.

PROPERTY & CASUALTY

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net income	$430	$704	$251	$468	$404	$310	$224	$1,385	$938
Adjustments to reconcile net income to underlying underwriting gain:
Net investment income	(487)	(442)	(378)	(425)	(371)	(242)	(334)	(1,307)	(947)
Net realized losses (gains)	(57)	(56)	(53)	(54)	21	(74)	173	(166)	120
Net servicing and other expense (income)	(2)	(6)	(2)	3	4	7	3	(10)	14
Income tax expense	99	155	55	99	73	88	54	309	215
Underwriting gain (loss)	(17)	355	(127)	91	131	89	120	211	340
Current accident year catastrophes	300	128	214	55	229	248	74	642	551
Prior accident year development	90	(149)	229	184	(75)	(268)	23	170	(320)
Underlying underwriting gain	$373	$334	$316	$330	$285	$69	$217	$1,023	$571
COMMERCIAL LINES

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net income	$357	$569	$129	$478	$323	$(66)	$121	$1,055	$378
Adjustments to reconcile net income to underlying underwriting gain:
Net servicing income	(2)	(7)	(2)	(2)	(1)	—	(1)	(11)	(2)
Net investment income	(421)	(382)	(327)	(363)	(316)	(204)	(277)	(1,130)	(797)
Net realized losses (gains)	(51)	(47)	(44)	(45)	26	(64)	143	(142)	105
Other expense	5	6	4	10	8	11	6	15	25
Income tax expense (benefit)	82	122	24	105	52	(9)	28	228	71
Underwriting gain (loss)	(30)	261	(216)	183	92	(332)	20	15	(220)
Current accident year catastrophes	222	93	175	42	107	193	55	490	355
Prior accident year development	122	(105)	238	(17)	(57)	77	41	255	61
Underlying underwriting gain (loss)	$314	$249	$197	$208	$142	$(62)	$116	$760	$196

PERSONAL LINES

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net income	$51	$118	$135	$170	$79	$371	$98	$304	$548
Adjustments to reconcile net income (loss) to underlying underwriting gain:
Net servicing income	(6)	(5)	(4)	(4)	(5)	(3)	(2)	(15)	(10)
Net investment income	(44)	(40)	(35)	(47)	(41)	(28)	(41)	(119)	(110)
Net realized losses (gains)	(4)	(6)	(7)	(7)	(3)	(8)	23	(17)	12
Other expense (income)	1	—	—	—	2	(1)	—	1	1
Income tax expense	12	29	35	42	20	97	25	76	142
Underwriting gain	10	96	124	154	52	428	103	230	583
Current accident year catastrophes	78	35	39	13	122	55	19	152	196
Prior accident year development	(27)	(44)	(42)	(42)	(29)	(349)	(18)	(113)	(396)
Underlying underwriting gain	$61	$87	$121	$125	$145	$134	$104	$269	$383
P&C OTHER OPERATIONS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net income (loss)	$22	$17	$(13)	$(180)	$2	$5	$5	$26	$12
Adjustments to reconcile net income to underlying underwriting gain (loss):
Net investment income	(22)	(20)	(16)	(15)	(14)	(10)	(16)	(58)	(40)
Net realized losses (gains)	(2)	(3)	(2)	(2)	(2)	(2)	7	(7)	3
Other income	—	—	—	(1)	—	—	—	—	—
Income tax expense (benefit)	5	4	(4)	(48)	1	—	1	5	2
Underwriting loss	3	(2)	(35)	(246)	(13)	(7)	(3)	(34)	(23)
Prior accident year development	(5)	—	33	243	11	4	—	28	15
Underlying underwriting loss	$(2)	$(2)	$(2)	$(3)	$(2)	$(3)	$(3)	$(6)	$(8)
Underlying combined ratio-This non-GAAP financial measure of underwriting results represents the combined ratio before catastrophes, prior accident year development and current accident year change in loss reserves upon acquisition of a business. Combined ratio is the most directly comparable GAAP measure. The underlying combined ratio represents the combined ratio for the current accident year, excluding the impact of current accident year catastrophes and current accident year change in loss reserves upon acquisition of a business. The Company believes this ratio is an important measure of the trend in profitability since it removes the impact of volatile and unpredictable catastrophe losses and prior accident year loss and loss adjustment expense reserve development. The changes to loss reserves upon acquisition of a business are excluded from underlying combined ratio because such changes could obscure the ability to compare results in periods after the acquisition to results of periods prior to the acquisition as such trends are valuable to our investors' ability to assess the Company's financial performance. A reconciliation of the combined ratio to the underlying combined ratio for Property & Casualty, Commercial Lines, and Personal Lines is set forth on pages 10, 13 and 17, respectively.

Core earnings margin- The Hartford uses the non-GAAP measure core earnings margin to evaluate, and believes it is an important measure of, the Group Benefits segment's operating performance. Core earnings margin is calculated by dividing core earnings by revenues, excluding buyouts and realized gains (losses). Net income margin, calculated by dividing net income by revenues, is the most directly comparable U.S. GAAP measure. The Company believes that core earnings margin provides investors with a valuable measure of the performance of Group Benefits because it reveals trends in the business that may be obscured by the effect of buyouts and realized gains (losses) as well as other items excluded in the calculation of core earnings. Core earnings margin should not be considered as a substitute for net income margin and does not reflect the overall profitability of Group Benefits. Therefore, the Company believes it is important for investors to evaluate both core earnings margin and net income margin when reviewing performance. A reconciliation of net income margin to core earnings margin is set forth below.

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Net income margin	1.8%	10.7%	0.6%	3.9%	8.0%	6.7%	6.9%	4.4%	7.2%
Adjustments to reconcile net income margin to core earnings margin:
Net realized losses (gains) excluded from core earnings, before tax	(0.9)%	(1.7)%	(1.1)%	(1.1)%	(0.6)%	(0.1)%	0.6%	(1.3)%	(0.1)%
Integration and other non-recurring M&A costs, before tax	0.1%	0.1%	0.1%	0.2%	0.3%	0.3%	0.3%	0.1%	0.3%
Income tax expense (benefit)	0.2%	0.4%	0.2%	0.3%	0.2%	(0.1)%	(0.1)%	0.3%	—%
Impact of excluding buyouts from denominator of core earnings margin	—%	—%	—%	—%	—%	0.1%	0.1%	—%	0.1%
Core earnings margin	1.2%	9.5%	(0.2)%	3.3%	7.9%	6.9%	7.8%	3.5%	7.5%
Return on Assets ("ROA"), Core Earnings- The Company uses this non-GAAP financial measure to evaluate, and believes is an important measure of, the Hartford Funds segment’s operating performance. ROA, core earnings is calculated by dividing annualized core earnings by a daily average AUM. ROA is the most directly comparable U.S. GAAP measure. The Company believes that ROA, core earnings, provides investors with a valuable measure of the performance of the Hartford Funds segment because it reveals trends in our business that may be obscured by the effect of items excluded in the calculation of core earnings. ROA, core earnings, should not be considered as a substitute for ROA and does not reflect the overall profitability of our Hartford Funds business. Therefore, the Company believes it is important for investors to evaluate both ROA, and ROA, core earnings when reviewing the Hartford Funds segment performance. A reconciliation of ROA to ROA, core earnings is set forth below.

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Return on Assets ("ROA")	14.4	13.8	13.1	15.6	14.4	14.1	12.0	13.8	13.5
Adjustments to reconcile ROA to ROA, core earnings:
Effect of net realized losses (gains), excluded from core earnings, before tax	0.8	(0.5)	(0.5)	(1.8)	(1.6)	(2.9)	3.7	(0.1)	(0.2)
Effect of income tax expense	(0.2)	0.3	—	0.3	0.3	0.7	(1.0)	—	—
Return on Assets ("ROA"), core earnings	15.0	13.6	12.6	14.1	13.1	11.9	14.7	13.7	13.3

Net investment income, excluding limited partnerships and other alternative investments- This non-GAAP measure is the amount of net investment income, on a Consolidated, P&C or Group Benefits level earned from invested assets, excluding the net investment income related to limited partnerships and other alternative investments. The Company believes that net investment income, excluding limited partnerships and other alternative instruments, provides investors with an important measure of the trend in investment earnings because it excludes the impact of the volatility in returns related to limited partnerships and other alternative instruments. Net investment income is the most directly comparable GAAP measure. A reconciliation of net investment income to net investment income, excluding limited partnerships and other alternative investments is set forth below.
CONSOLIDATED

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Total net investment income	$650	$581	$509	$556	$492	$339	$459	$1,740	$1,290
Adjustment for loss (income) from limited partnerships and other alternative investments	(259)	(191)	(112)	(152)	(83)	71	(58)	(562)	(70)
Net investment income excluding limited partnerships and other alternative investments	$391	$390	$397	$404	$409	$410	$401	$1,178	$1,220
PROPERTY & CASUALTY

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Total net investment income	$487	$442	$378	$425	$371	$242	$334	$1,307	$947
Adjustment for loss (income) from limited partnerships and other alternative investments	(198)	(151)	(84)	(128)	(72)	62	(48)	(433)	(58)
Net investment income excluding limited partnerships and other alternative investments	$289	$291	$294	$297	$299	$304	$286	$874	$889
GROUP BENEFITS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Total net investment income	$159	$136	$127	$124	$117	$92	$115	$422	$324
Adjustment for loss (income) from limited partnerships and other alternative investments	(61)	(40)	(28)	(24)	(11)	9	(10)	(129)	(12)
Net investment income excluding limited partnerships and other alternative investments	$98	$96	$99	$100	$106	$101	$105	$293	$312

Annualized investment yield, excluding limited partnerships and other alternative investments-This non-GAAP measure is calculated as (a) the annualized net investment income, on a Consolidated, P&C or Group Benefits level, excluding limited partnerships and other alternative investments, divided by (b) the monthly average invested assets at amortized cost, excluding repurchase agreement and securities lending collateral, derivatives book value, and limited partnerships and other alternative investments. The Company believes that annualized investment yield, excluding limited partnerships and other alternative investments, provides investors with an important measure of the trend in investment earnings because it excludes the impact of the volatility in returns related to limited partnerships and other alternative investments. Annualized investment yield is the most directly comparable GAAP measure. A reconciliation of annualized investment yield to annualized investment yield, excluding limited partnerships and other alternative investments is set forth below.
CONSOLIDATED

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Annualized investment yield	4.8%	4.4%	3.8%	4.3%	3.8%	2.7%	3.7%	4.3%	3.4%
Adjustment for loss (income) from limited partnerships and other alternative investments	(1.8)%	(1.3)%	(0.7)%	(1.1)%	(0.5)%	0.7%	(0.4)%	(1.2)%	(0.1)%
Annualized investment yield excluding limited partnerships and other alternative investments	3.0%	3.1%	3.1%	3.2%	3.3%	3.4%	3.3%	3.1%	3.3%
PROPERTY & CASUALTY

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Annualized investment yield	4.8%	4.5%	3.9%	4.4%	3.9%	2.6%	3.6%	4.4%	3.4%
Adjustment for loss (income) from limited partnerships and other alternative investments	(1.8)%	(1.4)%	(0.7)%	(1.2)%	(0.6)%	0.9%	(0.4)%	(1.3)%	(0.1)%
Annualized investment yield excluding limited partnerships and other alternative investments	3.0%	3.1%	3.2%	3.2%	3.3%	3.5%	3.2%	3.1%	3.3%
GROUP BENEFITS

	THREE MONTHS ENDED							NINE MONTHS ENDED
	Sept 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sept 30 2020	Jun 30 2020	Mar 31 2020	Sept 30 2021	Sept 30 2020
Annualized investment yield	5.4%	4.7%	4.4%	4.3%	4.1%	3.2%	4.0%	4.8%	3.7%
Adjustment for loss (income) from limited partnerships and other alternative investments	(1.9)%	(1.2)%	(0.9)%	(0.8)%	(0.3)%	0.4%	(0.3)%	(1.3)%	—%
Annualized investment yield excluding limited partnerships and other alternative investments	3.5%	3.5%	3.5%	3.5%	3.8%	3.6%	3.7%	3.5%	3.7%